PURCHASE OPTION AGREEMENT


     THIS PURCHASE OPTION AGREEMENT (the "Agreement"), dated as of March 4, 1998 (the "Execution Date") is by and among SHERIDAN HEALTHCARE, INC., a Delaware corporation ("SHCR"), KENNETH TRIMMER, M.D., P.A., a Texas professional association (the "Company"), and each of the owners of the stock of the Company listed on Exhibit A of this Agreement (each a "Shareholder" and collectively, the "Shareholders") and each of the Partner PA Shareholders (as defined below). The Partner PA (as defined below) Shareholders are executing and delivering this Agreement for the limited purpose of joining in the indemnification provisions of this Agreement.

PRELIMINARY STATEMENTS

          1. Each of the Shareholders is a physician, licensed and qualified under the laws of the State of Texas ("State Law") to own all of the issued and outstanding shares of capital stock (the "Shares") of the Company.

     2. The Shareholders, SHCR and the Company each desire to enter into this Agreement under which a person or entity, or to persons or entities qualified to own the Shares of the Company as designated by SHCR (each a "Purchaser" and collectively, the "Purchasers"), is given the right to acquire all of the Shares for One Hundred Dollars ($100.00) in exchange for SHCR's payment of the Option Consideration (as defined below) to the Shareholders.

     3. Simultaneously with the execution and delivery of this Agreement each of the Shareholders and SHCR have executed and delivered a Restrictive Covenant Agreement (the "RCAs") in which the Shareholders have agreed to restrict certain professional activities for five (5) years from the date of this Agreement. Simultaneously with the execution and delivery of this Agreement each of the Shareholders has entered into a Physician Employment Agreement with the Company (collectively, the "PEAs"). One day after the execution and delivery of this Agreement, Sheridan Healthcorp, Inc. ("Sheridan"), a Florida corporation and a wholly-owned subsidiary of SHCR, will enter into a management services arrangement with the Company pursuant to a Management Services Agreement dated as of March 5, 1998 by and between Sheridan, the Company, the Partner PA and each of the Shareholders and the Partner PA's Shareholders (the "MSA"). The RCAs, PEAs, MSA and the VTA (as defined below) together with all schedules and exhibits to each of them are collectively, the "Related Documents".

     4. Prior to and as of the execution and delivery of this Agreement, Michael Cavenee, M.D., P.A. and Kenneth Trimmer, M.D., P.A. are in partnership and SHCR has decided to acquire each of them in parallel simultaneous transactions, which shall remain separate except for certain rights to indemnification (as described below) in which SHCR shall be entitled to joint and several indemnity from their respective shareholders. Simultaneously with the execution and delivery of this Agreement and the Related Documents, Kenneth Trimmer, M.D., P.A. (the "Partner


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PA") and each of the  Partner  PA's  Shareholders  and SHCR  have  executed  and delivered an Additional Restrictive Covenant Agreement (the "ARCAs") in which the Partner PA's Shareholders have agreed to restrict certain professional activities for five (5) years from the date of the ARCA. Simultaneously with the execution and delivery of this Agreement each of the Partner PA's Shareholders has entered into a Partner PA's Physician Employment Agreement with the Partner PA (collectively, the "APEAs"). Simultaneously with the execution and delivery of this Agreement the Partner PA Shareholders and SHCR have executed and delivered a Purchase Option Agreement (the "AOA") under which SHCR, its assignee or nominee has been given the right to acquire all of the Partner PA Shareholders' shares of stock in the Partner PA. The ARCAs, APEAs, and a Voting Trust Agreement (the "AVTA") together with all schedules and exhibits to each of them are collectively, the "Partner PA Related Documents".

     6. In consideration of the mutual covenants and agreements contained in this Agreement, and subject to the conditions contained in this Agreement, the parties agree as follows:

                                   AGREEMENT

SECTION 1.     Grant of Option; Consideration.

     Subject to the terms and conditions of this Agreement, each of the Shareholders grants to SHCR an irrevocable, unconditional exclusive option (the "Option") to cause all of the then outstanding Shares of the Company (the "Sale Shares") to be acquired through the purchase from each of the Shareholders of the portion of the Sale Shares owned by that Shareholder (i) by a Purchaser or Purchasers to be selected by SHCR in its sole discretion; or, (ii) to the extent permitted by law, by SHCR, in which case the Shareholders shall cause the Company to promptly convert the Company from a professional association to a corporation pursuant to the Texas Business Corporation Act (the "Texas Code"). To the extent permitted by law, the purchase price (the "Purchase Price") for the Sale Shares shall be One Hundred Dollars ($100.00) for all of the Shares of the Company, to be allocated pro rata among the Shareholders depending on the respective number of Sale Shares owned by each of them as of the date of the exercise of the Option.

     The consideration payable to the Shareholders for their grant of the Option
is  listed  on  Schedule   1.1   attached  to  this   Agreement   (the   "Option
Consideration").

SECTION 2.     Exercise of Option.

     The  Option  granted  in this  Agreement  is  exercisable  by SHCR,  or its lawfully permitted designees or assignees (the "Designees"), in its sole discretion at any time on or after the Execution Date; provided however, that SHCR may not exercise this Option for reasons of peer review, utilization review, quality assurance or credentialing. If SHCR shall determine that a peer review, utilization review, quality assurance or credentialing issue has occurred at the Company for which SHCR desires to exercise this Option, then that decision shall be submitted to binding arbitration. SHCR shall appoint one disinterested physician third party to an arbitration panel, and the Shareholders shall appoint another disinterested physician third party to an

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

arbitration panel. These two panelists shall then select another physician panelist. These three panelists shall then decide whether the underlying reason for which SHCR wishes to exercise the Option is valid. The decision of the panel shall be final. If the panel agrees to allow SHCR to exercise this Option, or in cases other than those based on peer review, utilization review, quality assurance or credentialing, then in order to exercise the Option, SHCR or its Designees shall deliver to each Shareholder or a Shareholder's legal representative, written notice of (i) SHCR's or its Designee's election to exercise the Option in favor of a Purchaser or Purchasers (a "Purchaser Exercise Notice"); or, (ii) SHCR's or its Designee's election to exercise the Option and acquire the Sale Shares for its own benefit (a "SHCR Exercise Notice"), and, in each case, the number of Sale Shares of the Company to be purchased by each Purchaser, SHCR or its Designee, as the case may be.

SECTION 3.     Purchase of Shares by Purchaser.

     Within ten (10) days of delivery of a Purchaser Exercise Notice, the Purchaser, or, if applicable, each of the Purchasers, shall deliver to each of the Shareholders or a Shareholder's legal representative, if applicable, by check or by wire transfer of immediately available funds the Purchase Price for the pro rata portion of the Sale Shares belonging to that Shareholder being sold to that Purchaser, and each of the Shareholders or a Shareholder's legal representative, if applicable, shall promptly deliver to each Purchaser a certificate or certificates representing all of the issued and outstanding Sale Shares of the Company being purchased by that Purchaser from that Shareholder, duly endorsed for transfer, and with all necessary stock transfer stamps attached, and if the Shareholder of the Sale Shares shall be deceased, any tax waivers and other documents that SHCR or the Purchaser, as the case may be, shall reasonably request.

SECTION 4.  Purchase of Shares by SHCR or its Designee.

     Upon receipt by the Shareholders of a SHCR Exercise Notice, if requested by SHCR or its Designee, the Shareholders shall cause the Company to promptly file a plan of conversion under Article 5.17 of the Texas Code and take all other steps necessary and acceptable to SHCR or its Designee to convert the Company from a professional association to a corporation pursuant to the Texas Code, and shall deliver evidence of the conversion to SHCR or its Designee upon receipt thereof. Within ten (10) days of receipt of evidence of the conversion, SHCR or its Designee shall deliver to each of the Shareholders or a Shareholder's legal representative, if applicable, by check or by wire transfer of immediately available funds, the Purchase Price for the pro rata portion of the Sale Shares being purchased from that Shareholder by SHCR or its Designee. Each of the Shareholders or a Shareholder's legal representative, if applicable, shall promptly deliver to SHCR or its Designee a certificate or certificates representing all of the issued and outstanding Sale Shares being purchased from that Shareholder, duly endorsed for transfer, and with all necessary stock transfer stamps attached, and if the Shareholder of the Sale Shares shall be deceased, any tax waivers and other documents that SHCR or its Designee shall reasonably request. Each of the Shareholders shall also execute and deliver all other documents or instruments and shall take all other actions as may be requested by SHCR or its Designee in order to effect the purposes provided for in this Section 4.


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

SECTION 5.  Sale of Shares by Shareholder.

     In the event that any Shareholder, or any Shareholder's legal representative, if applicable, shall desire to sell all or part of the Shares of the Company owned by the Shareholder (also, the "Sale Shares"), the Shareholder or the Shareholder's legal representative, shall first give notice (the "Sale Notice") in writing to SHCR or its Designee to that effect. SHCR or its Designee shall have a period of ninety (90) business days after receipt of the Sale Notice in which to exercise its option to cause the purchase, in the manner set forth in Sections 2, 3 and 4 of this Agreement, of all of the Shares of the Company (including any Shares owned by the other Shareholders or by the selling Shareholder which are not Sale Shares pursuant to the terms of this Section 5), to a Purchaser or Purchasers to be selected by SHCR or its Designee in its sole discretion or to be held in escrow for the benefit of a Purchaser or Purchasers in accordance with Section 4 of this Agreement; provided, that any Purchaser so selected be qualified under State Law to own all of the Shares of the Company;
and further provided, that SHCR or its Designee shall, upon written notice to each of the Shareholders or a Shareholder's legal representative, as the case may be, be granted an additional six (6) months to find a suitable Purchaser or suitable Purchasers.

     In the event that SHCR or its Designee fails within the time period specified in this Section 5, to exercise its option to purchase the Shares of any or all of the Shareholders of the Company, that Shareholder, or the Shareholder's legal representative, may independently sell all, but not less than all, the unsold Sale Shares to a third party who is not a party to this Agreement (an "Outside Purchaser"); provided, however, that the Outside Purchaser be qualified under State Law to own the Shares of the Company; and further provided that SHCR or its Designee shall receive written notice, (also the "Sale Notice") of any offer to an Outside Purchaser (the "Outside Offer") to purchase the Sale Shares and further provided that the Outside Purchaser shall have agreed to uphold the terms of the MSA and other related agreements in effect regarding the Company and the medical practice conducted by the Company. SHCR or its Designee shall have a period of ninety (90) business days from receipt of that "Sale Notice" in which to exercise its option to match the Outside Offer and cause the purchase of any or all of the Shares of the Company (including any Shares owned by the other Shareholders or by the selling Shareholder which are not Sale Shares pursuant to the terms of this Section 5), by a qualified Purchaser or Purchaser(s) or to be held in escrow at the price and terms specified in the Outside Offer, except that SHCR or its Designee shall not be obligated to match any purchase price which exceeds the fair market value of the Sale Shares. An Outside Purchaser shall enter into an option agreement with the Company and SHCR containing substantially the same terms and conditions of this Agreement in accordance with Section 10 hereto.

SECTION 6.  Failure to Deliver Shares.

     Notwithstanding anything to the contrary in this Agreement, in the event that a Shareholder or a Shareholder's legal representative or any other person or entity (each a "Seller") is required to or elects to sell Shares of the Company to SHCR or its Designee or a Purchaser or Purchasers (each a "Buyer") pursuant to the provisions of this Agreement, and in the further event that the Seller refuses to, is unable to, or for any reason fails to deliver the

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

certificate or certificates evidencing the Sale Shares of the Seller being sold to the Buyer, then the Buyer may deposit the Purchase Price for the Sale Shares with any bank doing business within fifty (50) miles of SHCR's principal office, or with SHCR's independent public accounting firm, as agent or trustee, or in escrow, for the Seller, to be held by the bank or accounting firm for the benefit of and for delivery to the Seller upon delivery of the certificate or certificates. SHCR or its Designee shall provide written notice to the Seller of the location and amount of the escrow fund, together with the name and address of the person or entity responsible for the escrow fund. Upon deposit by the designated Buyer of the Purchase Price and upon notice to the Seller, the Sale Shares shall be deemed to have been sold, assigned, transferred and conveyed to the Buyer, and the Seller shall have no further rights to the Sale Shares (other than the right to withdraw the payment for the Sale Shares held in escrow), and the Company shall record the transfer in its stock transfer book or in any appropriate manner except as may be required by law.

SECTION 7.     Covenants of the Shareholders.

     1. Each of the Shareholders covenants and agrees that he or she shall not sell, assign, pledge or hypothecate any of the Shares of the Company owned by him or her unless and until the provisions of Section 5 of this Agreement are satisfied.

     2. Each of the Shareholders covenants and agrees that for the period commencing upon receipt of either a Purchaser Exercise Notice or a SHCR Exercise Notice until the consummation of the sale of the Sale Shares to a Purchaser or Purchasers, SHCR or its Designee, as the case may be, he or she shall, and shall cause the Company to:

          (a) conduct its business only in the ordinary course of business and consistent with prior practices;

          (b) deposit all monies received from services rendered by the Company or its employees and agents, into the bank accounts designated for that purpose consistent with prior practices and consistent with the terms of the MSA so long as the MSA remains in effect;

          (c) refrain from making any purchase, sale or disposition of any asset or property other than in the ordinary course of business, and from mortgaging, pledging, subjecting to a lien or otherwise encumbering any of its properties or assets;

          (d) refrain from incurring any contingent liability as a guarantor or otherwise with respect to the obligations of others, and from incurring any other contingent or fixed obligations or liabilities except in the ordinary course of business;

          (e) refrain from making any change or incurring any obligation to make a change in its Articles of Association, By-laws or authorized or issued capital stock;


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

          (f) refrain from declaring, setting aside or paying any dividend, making any other distribution in respect of its capital stock or making any direct or indirect redemption, purchase or other acquisition of its stock;

          (g) refrain from making any change in the compensation payable or to become payable to any of its officers, employees, agents or independent contractors;

          (h) refrain from prepaying any loans (if any) from its stockholders, officers or directors or making any change in their borrowing arrangements;

          (i) use its best efforts to keep intact its business organization, to keep available its present officers, employees and health care providers and to preserve the goodwill of all suppliers, customers, independent contractors and others having business relations with it; and

          (j) permit SHCR and its authorized representatives and agents to have full access to all its properties, assets, records, tax returns, contracts and documents and furnish to SHCR or their authorized representatives and agents, all financial and other information with respect of its business or properties as may from time to time be reasonably requested.

     3. Simultaneously with the execution and delivery of this Agreement, each of the Shareholders shall have executed and delivered to the Company a Physician Employment Agreement in the form attached to this Agreement as Exhibit B (the "Employment Agreement") pursuant to which each Shareholder shall be an Employee of the Company, subject to the terms and conditions of the Employment Agreement, until termination or expiration of the Employment Agreement. Each of the Shareholders and the Company covenants and agrees that during the term of the Shareholder's employment with the Company pursuant to the Employment Agreement, no modifications or amendments shall be made to the Employment Agreement without the prior written consent of SHCR. Each of the Shareholders and the Company covenants and agrees that no amendments or modifications shall be made to any employment agreements or arrangements, which are in effect as of the Execution Date of this Agreement or which are subsequently entered into between the Company and any employee or agent of the Company, including the Company's Physician Employees (as defined in the MSA), without the prior written consent of SHCR or Sheridan.

     4. Simultaneously with the execution and delivery of this Agreement, each of the Shareholders has executed and delivered to SHCR a Voting Trust Agreement and related exhibits (the "VTA"), substantially in the form of Exhibit D attached to this Agreement.

     5. Each of the Shareholders and the Company covenants and agrees that all payables and other obligations of the Company arising prior to March 1, 1998 shall be satisfied by the Shareholders as of the Execution Date except for those obligations which are continuing obligations of the Company in which case the Shareholders shall satisfy that portion of the continuing obligations which relate to the time period prior to the Execution Date.


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

SECTION 8.  Representations and Warranties of the Company and the Shareholders.

     As a material inducement to Sheridan and SHCR to enter into this Agreement and consummate the transactions contemplated by the MSA, each of the Shareholders and the Company, jointly and severally hereby make to Sheridan the representations and warranties contained in this Section 8 as of the Execution Date, and as of the effective date of the closing of the purchase of any Sale Shares pursuant to the terms of this Agreement (the "Acquisition Date"); provided, however, that no Shareholder shall have any right of indemnity or contribution from the Company with respect to any breach of representation or warranty under this Agreement.

     1. Ownership of Stock. Each Shareholder owns all of the shares set forth opposite his name in Exhibit A attached to this Agreement free and clear of any and all liens, claims or encumbrances. Upon delivery to SHCR or its Designee or the Purchaser on the Acquisition Date of the certificate(s) representing the shares of the Company owned by each Shareholder with stock powers (or the equivalent) duly executed in blank, against delivery of the applicable purchase price therefor, good and marketable title to those shares shall be transferred to the Purchaser or SHCR, as the case may be, free and clear of any and all liens, claims or encumbrances. As of the Acquisition Date, no options, warrants or other rights to purchase or otherwise acquire any unissued shares of the common stock or any other equitable or legal interests of the Company will be outstanding. All of the outstanding shares of the Company owned by the Shareholders will have been validly issued and will be fully paid and nonassessable.

     2.Authority of Shareholders; Receipt of Information.

          (a) Each Shareholder and the Company has full authority, power and capacity to enter into this Agreement and each agreement, document and instrument to be executed and delivered by or on behalf of that Shareholder and the Company pursuant to or as contemplated by this Agreement and to carry out the contemplated transactions. This Agreement and each agreement, document and instrument to be executed and delivered by that Shareholder and the Company or pursuant to or as contemplated by this Agreement constitute, or when executed and delivered by each Shareholder and the Company will constitute, valid and binding obligations of that Shareholder and the Company, enforceable in accordance with their respective terms.

          (b) The execution, delivery and performance by each Shareholder and the Company of this Agreement and each agreement, document and instrument executed in connection with the contemplated transaction:

               (i) do not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to any Shareholder or the Company, or require any Shareholder or the Company to obtain any approval, consent or waiver of, or to make any filing with, any individual, corporation, association, partnership, estate, trust or any other entity or organization (governmental or otherwise) (each a "Person") that has not been obtained or made; and


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

               (ii) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which any Shareholder or the Company is a party or by which the property of that Shareholder or the Company is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of that Shareholder or the Company.

          (c) Each Shareholder represents that he or she: (i) has received all information as he or she has deemed relevant regarding the properties, assets,

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

business, condition (financial or otherwise), results of operations or prospects of the Company; (ii) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of his or her participation in the contemplated transactions under this Agreement;
(iii) has been afforded the opportunity to ask questions and receive answers from management of the Company and from management of Sheridan, SHCR and its advisers; and, (iv) understands that the prospects of the Company and the value of the Company, Sheridan and their Affiliates may improve significantly and that he or she will not, except through possible appreciation of SHCR Common Stock they may own, participate in any such improvement after the Execution Date (except as specifically provided in their employment agreements), although there is no assurance that any improvement will occur. In furtherance and not in limitation of the foregoing, each Shareholder represents that he or she has read carefully, fully understood, and if appropriate, discussed with his or her legal and financial advisers: (a) the materials described in clause (i) above; (b) the financial statements and projections set forth in Sections 8.2(a) and 8.2(b) of the Disclosure Schedule delivered by the Company and the Shareholders to Sheridan under this Agreement (the "Disclosure Schedule"); and, (c) the remainder of the Disclosure Schedule.

     3.     Organization, Existence and Authority; Corporate Records.

          (a) The Company is, and as of the Acquisition Date shall be, a Texas professional association duly organized, validly existing and in good standing under the laws of the State of Texas, duly qualified or registered as a foreign corporation in each jurisdiction listed in (a) Section 8.3 of the Disclosure Schedule; or, (b) in which the Company is required to be licensed or qualified to conduct its business or own its property.

          (b) The Company has, and as of the Acquisition Date shall have, all requisite power and authority, and all material and necessary authorizations, approvals, orders, licenses, certificates and permits to conduct its business as presently conducted and to hold under lease the property it purports to own or hold under lease. A true and complete copy of the articles of association and by-laws of the Company has previously been delivered to Sheridan.

          (c) Except as provided in the Disclosure Schedule, the Company is not in violation of any term of its articles of association and by-laws, or in violation, of any term of any agreement, instrument, judgment, decree, order, statute, rule or government regulation applicable to it or to which it is a party.

          (d) The corporate record books of the Company accurately record all corporate action taken by its respective Shareholders and board of directors and committees. The copies of the corporate records of the Company, as made available to Sheridan for review, are true and complete copies of the originals of those documents.

     4. Capitalization. The total authorized capital stock of the Company consists of _________ shares of common stock, par value ________ Dollars ($_____) per share. As of the Execution Date of this Agreement, _________ shares of Common Stock are issued and outstanding, all of which are duly and validly issued, fully paid and nonassessable, were issued in compliance with all applicable state and federal securities laws and are owned beneficially and of record by the Shareholders, all as listed in Exhibit A. No shares of capital stock of the Company are held in the treasury of the Company. Except as set forth in Section 8.4 of the Disclosure Schedule, (i) there are no outstanding subscriptions, options, warrants, commitments, agreements, arrangements or commitments of any kind for or relating to the issuance, or sale of, or outstanding securities convertible into or exchangeable for, any shares of capital stock of any class or other equity interests of the Company; (ii) no person has any preemptive right, right of first refusal or similar right to acquire Common Stock or any additional shares of capital stock of the Company in connection with the transactions contemplated by this Agreement or otherwise;
(iii) there are no restrictions on the transfer of the shares of capital stock of the Company, other than those imposed by relevant state and federal securities laws; (iv) no person has any right to cause the Company to effect the registration under the Securities Act of 1933, as amended, of any shares of capital stock of the Company or any other securities (including debt securities); (v) the Company has no obligation to purchase, redeem or otherwise acquire any of its equity securities or any interests therein, or to pay any dividend or make any other distribution in respect thereto; and (vi) there are no voting trusts, stockholders' agreements, or proxies relating to any securities of the Company other than as provided for in Section 7, paragraph 4 of this Agreement.

     5. Subsidiaries; Investments. Except as set forth in Section 8.5 of the Disclosure Schedule, the Company does not own or have any direct or indirect interest in or Control over any corporation, partnership, joint venture or other entity of any kind. For purposes of this Agreement, Control means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership or voting of securities, by contract or otherwise.

     6. Prior Transactions. Except as set forth in Section 8.6 of the Disclosure Schedule, the Company is not a party to, or is otherwise obligated in any manner under, any agreement, arrangement or understanding regarding acquisitions, mergers, consolidations, asset sales, joint ventures or similar transactions.

     7.     Financial Statements and Projections.

          (a) Included as Section 8.7 of the Disclosure Schedule are the following financial statements of the Company, all of which statements are complete and correct in all material respects and fairly present the financial position of the Company on the dates of those statements and the results of their respective operations for the periods covered thereby all in accordance with the cash basis of accounting: (a) unaudited internal balance sheets as at December 31, 1996 and the related statements of operations, for the fiscal year then ended, and (b) unaudited, internal balance sheets as at December 31, 1997 and the related statements of operations for the 12-month period then ended (the "Base Balance Sheet").

          (b) Attached as Section 8.7(b) of the Disclosure Schedule are the estimates and projections prepared by the management of the Company which have been delivered to all of the Shareholders and Sheridan (the "Projections"). These Projections are based upon good faith estimates or projections of, and assumptions believed to be reasonable by the Company and the Shareholders as of the date those estimates or Projections were made and on the Execution Date, and the Company and the Shareholders believe that these assumptions remain reasonable; provided, however, that the foregoing is not intended as a representation or warranty that results identified in the Projections will be achieved.

     8.     Absence of Undisclosed Liabilities.

          (a) As of the date of the Base Balance Sheet, the Company had no liability of any nature, whether accrued, absolute, contingent or otherwise asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the date of the Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of that date), except liabilities stated or adequately reserved against on the Base Balance Sheet, or reflected in
Section 8.8 of the Disclosure Schedule.

          (b) As of the Execution Date, the Company does not have and will not have any liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of the Company or the conduct of its business prior to the Execution Date, as the case may be, regardless of whether claims in respect thereof had been asserted as of that date), except liabilities (i) stated or adequately reserved against on the Base Balance Sheet or the notes thereto, or (ii) reflected in Section 8.8 of the Disclosure Schedule.

     9. Absence of Certain Developments. Since the date of the Base Balance Sheet, the Company has conducted its business only in the ordinary course consistent with past practice and, except as set forth in Section 8.9 of the Disclosure Schedule and except as permitted under the MSA, there has not been:

          (a) any material adverse change in the financial condition, properties, assets, liabilities, business or operations of the Company, which change by itself or in conjunction with all other changes creates a material adverse change;

          (b) any contingent liability incurred by the Company as guarantor or otherwise with respect to the obligations of others or any cancellation of any debt or claim owing to, or waiver of any right of the Company;

          (c) any mortgage, encumbrance or lien placed on any of the properties of the Company which remains in existence on the Execution Date or will remain on the Closing Date and the Acquisition Date (as defined in the MSA);

          (d) any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities for taxes due or to become due or contingent or potential liabilities relating to services provided by the Company, including without limitation, any claims or potential claims for malpractice, or the conduct of the business of the Company since the date of the Base Balance Sheet regardless of whether claims in respect thereof have been asserted), incurred by the Company other than obligations and liabilities incurred in the ordinary course of business consistent with the terms of this Agreement (it being understood that claims in connection with services provided by the Company, including without limitation, malpractice claims, shall not be deemed to be incurred in the ordinary course of business);

          (e) any purchase, sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of the Company other than in the ordinary course of business;

          (f) any damage, destruction or loss, whether or not covered by insurance, adversely affecting the properties, assets or business of the Company;

          (g) any declaration, setting aside or payment of any dividend by the Company, or the making of any other distribution in respect of the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of its own capital stock;

          (h) any labor trouble or claim of unfair labor practices involving the Company; any change in the compensation payable or to become payable by the Company to any of its respective officers, employees, agents or independent contractors other than normal merit increases in accordance with its usual practices, or any bonus payment or arrangement made to or with any of those officers, employees, agents or independent contractors;

          (i) any change with respect to the officers or management of the Company;
          (j) any payment or discharge of a lien or liability of the Company which was not shown on the Base Balance Sheet or incurred in the ordinary course of business thereafter;

          (k) any obligation or liability incurred by the Company to any of its officers, directors, stockholders or employees, or any loans or advances made by the Company to any of its respective officers, directors, stockholders or employees, except normal compensation and expense allowances payable to officers or employees;

          (l) any change in accounting methods or practices, credit practices or collection policies used by the Company;

          (m) any compensation paid by the Company to Shareholders in excess of Five Thousand Dollars ($5,000.00) in the aggregate;

          (n) any capital expenditure by the Company in excess of Five Thousand Dollars ($5,000.00) in the aggregate;

          (o)     any borrowings or entering into any leases;

          (p) any other transaction entered into by the Company other than transactions in the ordinary course of business; or

          (q) any agreement or understanding whether in writing or otherwise, for the Company to take any of the actions specified in paragraphs (a) through
(p) above.

     10. Accounts Receivable. Except to the extent reserved against in the Base Balance Sheet or disclosed in Section 8.10(a) of the Disclosure Schedule, all of the accounts receivable of the Company as of March 1, 1998, which are listed in
Section 8.10(b) to the Disclosure Schedule, are valid and enforceable claims, are subject to no set-off or counterclaim, and are, in the commercially reasonable judgment of the Company, fully collectable in the normal course of business, after deducting the allowance for doubtful accounts stated in the respective Base Balance Sheet and adjusted since the date thereof in accordance with generally accepted accounting principles consistently applied. Except as disclosed in Section 8.10(c) of the Disclosure Schedule, the Company has no accounts receivable from any person, firm or corporation which is affiliated with it or from any of its directors, officers, employees, or stockholders.

     11. Transactions with Affiliates. Except as set forth in Section 8.11 of the Disclosure Schedule, there are no loans, leases or other continuing transactions between the Company and any present or former stockholder, director, or officer of the Company, or any member of that officer's, director's or stockholder's immediate family, or any person controlled by that officer, director or stockholder or his or her immediate family. Except as set forth in
Section 8.11 of the Disclosure Schedule, no stockholder, director or officer of the Company or any of their respective spouses or family members, owns directly or indirectly on an individual or joint basis any material interest in, or serves as an officer or director or in another similar capacity of, any competitor or supplier of the Company, or any organization which has a contract or arrangement with the Company. For purposes of the foregoing, "control" means the possession, direct or indirect, or the power to direct or cause the direction of the management and policies of an entity or individual, whether through the ownership of voting securities, by contract, or otherwise.

     12. Title to Properties. Except as set forth in Section 8.12 of the Disclosure Schedule, the Company has good and marketable title to all of its properties and assets reflected on the latest balance sheet included in Section
8.7 of the Disclosure Schedule or acquired thereafter, free and clear of all liens, restrictions or encumbrances. All equipment included in those properties which is necessary to the business of the Company is in good condition and repair, ordinary wear and tear excepted. All leases of real or personal property to which the Company is a party are fully effective and afford the Company peaceful and undisturbed possession of the subject matter of those leases. The Company is not in violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of its owned or leased properties, nor has it received any notice of a violation. The Company does not own any real property or, except as set forth in
Section 8.12 of the Disclosure Schedule, have any interests in real property. As of the Execution Date, the Company shall have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as will not materially affect the value of the property and will not interfere with the use made and proposed to be made of the property by the Company; and any real property and buildings held at the time under lease by the Company will be held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of the property and buildings.

     13. Tax Matters. The Company has filed all federal, state, local and foreign tax returns required to be filed through the Execution Date, and has paid or caused to be paid all Taxes (as defined below) required to be paid by it through the Execution Date whether disputed or not, except Taxes which have not yet accrued or otherwise become due, for which adequate provision has been made in the pertinent financial statements referred to in Section 8.7 above. The provisions for taxes on the Base Balance Sheet and on the latest balance sheet included in Section 8.7 of the Disclosure Schedule are sufficient as of its date for the payment of all accrued and unpaid Taxes of any nature of the Company and any applicable Taxes owing by that Person to any jurisdiction, whether or not assessed or disputed. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities. Neither the I.R.S. nor any other governmental authority is now asserting or, to the knowledge of any Shareholder, threatening to assert against the Company any deficiency or claim for additional Taxes. Except as set forth in Section 8.13 of the Disclosure Schedule, there has not been any audit of any tax return filed by the Company. Except as set forth in Section 8.13 of the Disclosure Schedule, no waiver or agreement by the Company is in force for the extension of time for the assessment or payment of any Taxes. The Company is not a party to any agreement, contract or arrangement that would result individually or in the aggregate, in the payment of any "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended. For purposes of this Agreement, "Taxes" means federal, state, local, foreign and other taxes, including without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll-related taxes, withholding taxes, stamp taxes, transfer taxes and property taxes, whether or not measured in whole or in part by net income.

     14.     Contracts and Commitments.

          (a) The Company is not a party to any contract, obligation or commitment which involves a potential commitment in excess of $10,000 or which is otherwise material to the business of the Company and, except as set forth in
Section 8.14 of the Disclosure Schedule, the Company has no: (i) employment or consulting contracts; (ii) stock redemption or purchase agreements; (iii) agreements providing for the indemnification of others against any liabilities or the sharing of the tax liability of others; (iv) license agreements (as licensor or licensee); (v) distributor or sales agreements; (vi) contracts, agreements or understandings with officers, managers, directors, employees, or stockholders of the Company or persons or organizations related to or affiliated with any such persons; (vii) leases; (viii) agreements with customers of the Company; (ix) plans or contracts providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, profit sharing, collective bargaining or the like, or any contract or agreement with any labor union; (x) agreements for the purchase of any commodity, material or equipment;
(xi) agreements regarding the provision of medical services to patients, including without limitation, agreements with any patients, HMOs, PPOs, third party payors, IPAs, PHOs, MSOs (or similar arrangements), employers, labor unions, hospitals, clinics and ambulatory surgery centers, Medicare intermediaries and Medicaid intermediaries (collectively, "Medical Customers");
(xii) contracts, agreements or understandings with physicians, nurses, technicians or allied healthcare providers; (xiii) other agreements creating any obligations of the Company with respect to any contract or agreement not specifically disclosed elsewhere herein or in the Disclosure Schedule; (xiv) agreements containing covenants limiting the freedom of the Company to compete in any line of business or territory or with any person or entity; or (xv) indentures, mortgages, promissory notes, loan agreements, guaranties or other agreements or commitments for the borrowing of money or any related security agreements.

          (b) All contracts, agreements, leases and instruments to which the Company is a party or by which the Company is obligated are valid and are in full force and effect and constitute legal, valid and binding obligations of the Company or, as the case may be, and, to the knowledge of the Company and each Shareholder, of the other parties thereto, enforceable in accordance with their respective terms. Neither the Company nor any Shareholder knows of any notice or threat of or basis for the termination, expiration or modification of those agreements within one year from the Execution Date, which termination, expiration or modification would reasonably br expected to have a Material Adverse Effect (as defined below). Neither the Company and, to the knowledge of the Company and each Shareholder, nor any other party to any material contract, agreement or instrument of the Company, is in default in complying with any provisions thereof, and no condition or event or fact exists which, with notice, lapse of time or both would constitute a default thereunder on the part of the Company or, to the knowledge of the Company and each Shareholder, any other party thereto, except for any default, condition, event or fact that, individually or in the aggregate, would not have a Material Adverse Effect (as defined below). For purposes of this Agreement, Material Adverse Effect means any change or effect that is or would be materially adverse to the properties, assets, business, condition (financial or otherwise) results of operation or business prospects of the Company.

          (c)  The  Company  is  not  a  party  to  any   contract,   agreement,
understanding or arrangement which under circumstances now foreseeable is likely to have a Material Adverse Effect.

          (d) Neither the Company, nor any Shareholder, nor any physician, nurse, technician or allied health care provider providing medical services on behalf of the Company on a full or part-time basis or as an independent contractor or consultant (a "Health Care Provider"): (i) has any direct or indirect liability for renegotiation of government contracts or subcontracts;
(ii) has been suspended or debarred from bidding on contracts or subcontracts with any federal, state or local agency or governmental authority; (iii) has been audited or investigated by any such agency or authority with respect to contracts entered into or goods and services provided by the Company or any Health Care Provider; or, (iv) has had a contract terminated by any such agency or authority for default or failure to perform in accordance with applicable standards.

     15. Intellectual Property Rights; Employee Restrictions. Except as set forth in Section 8.15 of the Disclosure Schedule, the Company owns or possesses adequate license or other rights to use, free and clear of claims or rights of any other person, all Intellectual Property (as defined below) material to the conduct of its businesses as presently conducted and as proposed to be conducted. The rights of the Company in all of its Intellectual Property is freely transferable. Neither the Company nor any of the Shareholders are aware of any infringement by any other person of any rights of the Company under any of its Intellectual Property. No claim is pending or threatened against the Company to the effect that any of its Intellectual Property infringes upon or conflicts with the asserted rights of any other person and, to the knowledge of each Shareholder and the Company, there is no basis for any of these claims (whether or not pending or threatened). No claim is pending or threatened against the Company to the effect that any of its Intellectual Property is invalid or unenforceable, and, to the knowledge of each Shareholder and the Company, there is no basis for any of these claims (whether or not pending or threatened). All proprietary information developed by or belonging to the Company and which is material to the business of the Company which has not been patented has been kept confidential. The Company is not making unlawful use of any Intellectual Property of any other person, including without limitation, any former employer or any past or present employees of the Company. Neither the Company nor any of their respective employees have any agreements or arrangements with former employers of those employees relating to any Intellectual Property of those employers, which interfere or conflict with the performance of those employee's duties. All Intellectual Property, to the extent applicable, of the Company are subsisting and have not been abandoned. Except as set forth in Section 8.15 to the Disclosure Schedule, none of the Intellectual Property is the subject of any outstanding assignments, grants, liens, licenses, obligations or agreements, whether written, oral or implied. All required annuities, renewal fees, maintenance fees, royalty payments, amendments and/or other filings or payments which are necessary to preserve and maintain the Intellectual Property have been filed and/or made. For purposes of this Agreement, Intellectual Property means patents, patent applications, trademarks, trade secrets, trademark applications, logos, service marks, service mark applications, trade names, assumed names, copyrights, copyright registrations, know-how, manufacturing processes, programming processes, formulae, trade secrets, customer lists, patient lists, or other intellectual property rights.

     16. Litigation. Except as otherwise provided in Section 8.16 of the Disclosure Schedule, there is no litigation or governmental or administrative proceeding or investigation (including without limitation, any malpractice claims, Department of Professional Regulation or Board of Medicine (or equivalent) investigation, suit, notice of intent to institute, arbitration or other proceeding) pending or, to the knowledge of the Company and each Shareholder, threatened against the Company or affecting any of its properties or assets, or against any officer, director or stockholder or employee of the Company or which would prevent or hinder the consummation of the contemplated transactions, nor has there occurred any event, nor does there exist any condition on the basis of which any such claim may be asserted. No claim has been asserted against the Company for renegotiation or price redetermination of any material business transaction, and there are no facts upon which any such claim could be based. All the actions, suits, claims, proceedings, arbitrations or investigations described in Section 8.16 to the Disclosure Schedule are being diligently prosecuted and are adequately covered by insurance or adequate reserves have been set aside therefor on the financial statements. As of the Execution Date, there will be no actions, suits or proceedings pending or, to the knowledge of the Shareholders, threatened against or affecting the Company, or any property of the Company in any court or before any arbitrator of any kind or before or by any governmental body, except for malpractice incurred in the ordinary course of business which will be disclosed to SHCR by the Company and the Shareholders prior to the closing of the purchase of any Sale Shares pursuant to this Agreement. As of the Execution Date, the Company shall not be in default under any order of any court, arbitrator or governmental body; and the Company shall not be subject to or party to any order of any court or governmental body arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters. As of the Execution Date, neither the Company nor any of the Shareholders shall be in violation of any statute or other rule or regulation of any governmental body the violation of which may have a Material Adverse Effect.

     17. Permits; Compliance with Laws. The Company has all necessary Permits (meaning franchises, authorizations, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges) necessary to permit it to own its property and to conduct its business as it is presently conducted and all those Permits are valid and in full force and effect. No Permit is subject to termination as a result of the execution of the Agreement or consummation of the contemplated transactions. The Company is now and has been in compliance with all applicable statutes, ordinances, orders, rules and regulations (including all applicable laws and regulations relating to drugs and controlled substances) promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business. The Company has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any notice, demand letter, formal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

     18. Licenses; Credentials. Section 8.18 of the Disclosure Schedule contains a complete and accurate list of all licenses held by the Shareholders and all of the Health Care Providers. Prior to the Execution Date, the Company has delivered copies of all licenses and all credentialing documents and correspondence relating to or about the Company, the Shareholders and all of the Health Care Providers. Each Health Care Provider is duly licensed under the laws of the State of Texas or the laws of the states disclosed in Section 8.18 of the Disclosure Schedule and has complied with all laws, rules and regulations relating to the rendering of services in their respective specialty areas. Except as disclosed on Schedule 8.18 (a) of the Disclosure Schedule no
Shareholder or Health Care Provider has: (i) had his or her professional license, Drug Enforcement Agency number, Medicare provider status or staff privileges at any hospital or medical facility suspended, relinquished, terminated or revoked; (ii) been reprimanded, sanctioned or disciplined by any licensing board or any federal, state or local society or agency, governmental body, hospital, third party payor or specialty board; or, (iii) had a final judgment or settlement without judgment entered against him or her in connection with a malpractice or similar action for an amount in excess of Five Thousand Dollars ($5,000.00). As of the Execution Date, the Company will possess all licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names, or rights thereto, required to conduct its business as then conducted and as then proposed to be conducted, without known conflict with the rights of others.

     19. Labor Laws. The Company employs _______ full-time and _______ part-time employees and generally enjoys a good employer-employee relationship with those employees. The Company is not delinquent in payment to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for it prior to the Execution Date or amounts required to be reimbursed to its employees. There are no charges of employment discrimination or unfair labor practices or strikes, slowdowns, stoppages of work, or any other concerted interference with normal operations existing, pending or, to each of the Shareholder's knowledge, threatened against or involving the Company. No question concerning labor representation exists respecting any group of employees of the Company. The Company is in compliance with all applicable laws, including, without limitation, environmental laws, OSHA, ERISA, Americans with Disabilities Act, the Fair Labor Standards Act and the Immigration Reform and Control Act of 1986, as amended and supplemented, and Sections 212(n) and 274A of the Immigration and Nationality Act, as amended and supplemented, and all implementing regulations relating thereto.

     20.     Information Supplied by the Company.

          (a) Neither this Agreement nor any document referenced in this Agreement, nor any certificate or statement furnished pursuant to the Agreement by or on behalf of the Company or any Shareholder, when taken together, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

          (b) The Company has provided to each Shareholder all information that Shareholder has requested regarding the properties, assets, business, condition (financial or otherwise), results of operations or prospects of the Company, has provided the Shareholders the opportunity to ask questions and has answered any and all questions from the Shareholders in connection with those matters, and has delivered to each Shareholder the financial statements and Projections set forth in Section 8.7 of the Disclosure Schedule. No document referenced in this Agreement or statement furnished pursuant to this Section 8.20(b) by or on behalf of the Company, when taken together, to the knowledge of the Company, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

          (c) The Company has provided to, or made available for inspection and copying by, Sheridan and its counsel and the Shareholders and their counsel true, correct and complete copies of all documents referred to in this Article III or in the Disclosure Schedules delivered to Sheridan pursuant to this Agreement.

          (d) As of the Execution Date, no representation or warranty by any of the Shareholders in any written statement or certificate furnished or to be furnished to SHCR or any Purchaser pursuant to this Agreement or the Related Documents when taken together, will have contained any untrue statement of a material fact or will have omitted to state a material fact necessary to make the statements made not misleading. There will be no fact or condition which at the time has not been disclosed to SHCR or any Purchaser which could materially adversely affect the business, prospects, financial condition or results of operations of the Company.

     21. Investment Banking; Brokerage Fees. Neither the Company nor any of the Shareholders have incurred or become liable for any broker's or finder's fee, banking fees or similar compensation, relating to or in connection with the contemplated transactions.

22.Employee Benefit Programs.

          (a) Section 8.22 of the Disclosure Schedule sets forth a list of every Employee Program that has been maintained (as such term is further defined below) by the Company at any time during the three-year period ending on the Execution Date.

          (b) Each Employee Program which has been maintained by the Company and which has at any time been intended to qualify under Section 401(a) or 501(c)(9) of the Code, has received a favorable determination or approval letter from the

IRS regarding its qualification under that section and has, in fact, been qualified under the applicable section of the Code from the effective date of that Employee Program through and including the Closing (or, if earlier, the date that all of that Employee Program's assets were distributed). No event or omission has occurred which would cause that Employee Program to lose its Qualification under the applicable Code section.

          (c) There has not been any failure of any party to comply with any laws applicable with respect to the Employee Programs that have been maintained by the Company. With respect to any Employee Program now or heretofore maintained by the Company, there has occurred no "prohibited transaction," as defined in Section 406 of ERISA, or Section 4975 of the Code, or breach of any duty under ERISA or other applicable law (including, without limitation, any health care continuation requirements or any other tax law requirements, or conditions to favorable tax treatment, applicable to such plan), which could result, directly or indirectly (including without limitation, through any obligation of indemnification or contribution), in any taxes, penalties or other liability to either of the Company or any Affiliate. No litigation, arbitration, or governmental administrative proceeding (or investigation) or other proceeding (other than those relating to routine claims for benefits) is pending or, to the knowledge of any Shareholder, threatened with respect to any such Employee Program.

          (d) Neither the Company nor any of its Affiliates has incurred any liability under Title IV of ERISA which will not be paid in full prior to the Closing. There has been no "accumulated funding deficiency" (whether or not waived) with respect to any Employee Program ever maintained by the Company or any of its Affiliates and subject to Code Section 412 or ERISA Section 302. With respect to any Employee Program maintained by the Company or any of its Affiliates and subject to Title IV of ERISA, there has been no (nor will be any as a result of the transaction contemplated by this Agreement): (i) "reportable event," within the meaning of ERISA Section 4043, or the regulations thereunder (for which notice the notice requirement is not waived under 29 C.F.R. Part
2615); and, (ii) event or condition which presents a risk of plan termination or any other event that may cause the Company or any of its Affiliates to incur liability or have a lien imposed on its assets under Title IV of ERISA. All payments and/or contributions required to have been made (under the provisions of any agreements or other governing documents or applicable law) with respect to all Employee Programs ever maintained by the Company or any Affiliate, for all periods prior to the Closing, either have been made or have been accrued (and all such unpaid but accrued amounts are described on Section 8.22 of the Disclosure Schedule). Except as described in Section 8.22 of the Disclosure
Schedule, no Employee Program maintained by the Company or any Affiliate and subject to Title IV of ERISA (other than a Multiemployer Plan) has any "unfunded benefit liabilities" within the meaning of ERISA Section 4001(a)(18), as of the Closing Date. Neither the Company nor any Affiliate have ever maintained a Multiemployer Plan. None of the Employee Programs ever maintained by the Company or any Affiliate have ever provided health care or any other non-pension benefits to any employees after their employment was terminated (other than as required by part 6 of subtitle B of title I of ERISA) or has ever promised to provide those post-termination benefits.

          (e) With respect to each Employee Program maintained by the Company within the three years preceding the Execution Date, complete and correct copies of the following documents (if applicable to that Employee Program) have previously been delivered to Sheridan: (i) all documents embodying or governing that Employee Program, and any funding medium for the Employee Program (including, without limitation, trust agreements) as they may have been amended to the Execution Date; (ii) the most recent IRS determination or approval letter with respect to that Employee Program under Code Section 401 or 501(c)(9), and any applications for determination or approval subsequently filed with the IRS;
(iii) the three most recently filed IRS Forms 5500, with all applicable schedules and accountants' opinions attached thereto; (iv) the summary plan description for that Employee Program (or other descriptions of that Employee Program provided to employees) and all modifications thereto; (v) any insurance policy (including any fiduciary liability insurance policy) related to that Employee Program; (vi) any documents evidencing any loan to an Employee Program that is a leveraged employee stock ownership plan; and (vii) with respect to any Multiemployer Plan, any participation or adoption agreement relating to the Company's participation in or contributions under that plan;

          (f) Each Employee Program maintained by the Company as of the Execution Date is subject to termination by the Board of Directors of the Company without any further liability or obligation on the part of the Company to make further contributions to any trust maintained under any such Employee Program following such termination.

          (g) For purposes of this Section 8.22:

               (i) an entity "maintains" an Employee Program if such entity sponsors, contributes to, or provides (or has promised to provide) benefits under such Employee Program, or has any obligation (by agreement or under applicable law) to contribute to or provide benefits under such Employee Program, or if such Employee Program provides benefits to or otherwise covers employees of such entity (or their spouses, dependents, or beneficiaries); and

               (ii) an entity is an "Affiliate" of the Company for purposes of this Section 8.22 if it would have ever been considered a single employer with either of the Company under ERISA Section 4001(b) or part of the same "controlled group" as the Company for purposes of ERISA Section 302(d)(8)(C).

               (iii) an Employee Program means: (i) all employee benefit plans within the meaning of ERISA Section 3(3), including, but not limited to, multiple employer welfare arrangements (within the meaning of ERISA Section 3(40)), plans to which more than one unaffiliated employer contributes and employee benefit plans (such as foreign or excess benefit plans) which are not subject to ERISA; and, (ii) all stock option plans, bonus or incentive award plans, severance pay policies or agreements, deferred compensation agreements, supplemental income arrangements, vacation plans, and all other employee benefit plans, agreements, and arrangements not described in (i) above. In the case of an Employee Program funded through an organization described in Code Section 501(c)(9), each reference to that Employee Program shall include a reference to such organization.

(h) The Shareholders and the Company represent to SHCR that immediately prior to the Execution Date, the Shareholders and the Company took all necessary and appropriate action to terminate the Plans (as defined below), and that no additional contributions are required to be made by the Company to the Plans after the Execution Date. The Company agrees that as soon as practicable following the Execution Date, the Company shall apply for determination letters from the Internal Revenue Service to the effect that the termination of the Plans does not have any adverse effect upon their qualification. As soon as practicable after the Company has received such determination letters from the IRS, the Company shall direct the Plan's trustees to make distributions to participants and beneficiaries under the Plans in accordance with the terms of the Plans. Any and all costs associated with the administration or termination of the Plans, including without limitation, costs relating to the preparation of Forms 5500, annual valuations, and the Forms 5310, and any costs relating to the distribution of benefits to participants and beneficiaries under the Plans, shall promptly be paid in their entirety directly by the Shareholders or borne by the Plan as the Trustees shall determine. Plans means the [Any Company Profit Sharing Plan, any Company 401(k) and Profit Sharing Plan and Trust Agreement of the Company and any other Company ERISA plan].

     23.     Environmental Matters.

          (a) Except as set forth in Section  8.23 of the  Disclosure  Schedule,
(i) the Company has never generated, transported, used, stored, treated, disposed of, or managed any Hazardous Waste (as defined below); (ii) no Hazardous Material (as defined below) has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, leased, or occupied by the Company, or has ever come to be located in the soil or groundwater at any such site, for which the Company may have any liability;
(iii) no Hazardous Material has ever been transported from any site presently or formerly owned, leased, or occupied by the Company for treatment, storage, or disposal at any other place; (iv) the Company does not presently own, operate, lease, or occupy any site on which underground storage tanks are or were located, for which the Company may have any liability; and (v) no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, leased, or occupied by the Company in connection with the presence of any Hazardous Material.

          (b) Except as set forth in Section  8.23 of the  Disclosure  Schedule,
(i) the Company has no liability under, nor has the Company ever violated in any material respect, any Environmental Law; (ii) any property owned, leased, or occupied by the Company, and any facilities and operations thereon are presently in compliance in all material respects with all applicable Environmental Laws for which the Company may have liability; (iii) the Company has never entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Company nor any Shareholder has any reason to believe that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

          (c) Except as set forth in Section 8.23 of the Disclosure Schedule, no site owned, leased, or occupied by the Company contain any asbestos or asbestos-containing material, any polychlorinated biphenyls (PCBs) or equipment containing PCBs, or any urea formaldehyde foam insulation, for which the Company may have any liability.

          (d) The Company has provided to Sheridan copies of all documents, records, and information available to the Company concerning any environmental matter relevant to the Company, whether generated by the Company or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans, and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

          (e) For purposes of this Section 8.23: (i) Hazardous Material means any hazardous or bio-hazardous waste, hazardous or bio-hazardous material, hazardous or bio-hazardous substance, petroleum product, oil, toxic substance, pollutant, or contaminant, as defined or regulated under any Environmental Law, or any other substance which may pose a threat to the environment or to human health or safety; (ii) Hazardous Waste means any hazardous or bio-hazardous waste as defined or regulated under any Environmental Law. Environmental Law means any environmental or health and safety-related law, regulation, rule, ordinance, or by-law at the foreign, federal, state, or local level, whether existing as of the Execution Date or previously enforced.

     24. Insurance. The physical properties, assets, business, operations, employees, officers and directors of the Company are insured to the extent disclosed in Section 8.24 of the Disclosure Schedule. Except as set forth in
Section 8.24 of the Disclosure Schedule, there is no claim by the Company pending under any of those policies. Those insurance policies and arrangements are in full force and effect, all premiums with respect thereto are currently paid, and the Company is in compliance with the terms thereof. That insurance is sufficient for compliance by the Company with all requirements of applicable law and all agreements and leases to which it is a party. Those insurance policies shall continue to be in full force and effect following consummation of the transactions contemplated by the Agreement. Neither the Company nor any Shareholder knows, after due inquiry, of any threatened termination of any of those policies or arrangements.

     25. Relationship with Customers. The relationships of the Company with its customers and Medical Customers are good commercial working relationships. No customer or Medical Customer, which accounted for more than 1% of the revenues of the Company for the twelve (12) months ended February 28, 1998 or which is otherwise significant to the Company, has canceled or otherwise terminated or to the knowledge of the Company and each of the Shareholders, threatened to cancel or otherwise terminate its relationship with the Company, or has during that period decreased materially its usage or purchase of the services or products of the Company. No such customer or Medical Customer has, to the knowledge of any Shareholder, any plan or intention to terminate, to cancel or otherwise materially and adversely modifying its relationship with the Company or to decrease materially or limit its usage, purchase or distribution of the services or products of the Company.

     26. Powers of Attorney. Neither the Company nor any Shareholder have any outstanding power of attorney relating to their status as Shareholders, officers, agents or employees of the Company, or relating to the Company, except as otherwise contemplated by this Agreement.

     27. Health Care Facilities. Each of the Shareholders and Health Care Providers maintains in good standing staff memberships or similar affiliations with the health care facilities as set forth on Section 8.27 of the Disclosure Schedule.

     28. Good Health. The Shareholders and, to the Shareholders' knowledge, all of the Health Care Providers are in good physical and mental health and do not suffer from any illnesses or disabilities which could prevent any of them from fulfilling their responsibilities under the respective contracts, agreements or understandings with the Company or prevent them from fulfilling their responsibilities with the Company as they currently exist. None of the Shareholders, and to the Shareholders' knowledge, none of the Health Care Providers use or abuse drugs or any controlled substances, or have used or abused any controlled substances at any time (other than those medications lawfully prescribed by a medical doctor in a reasonable diagnosis and which do not interfere with that person's capacity to perform his or her obligations to the Company), or are under the influence of alcohol or are affected by the use of alcohol during the time period required to perform their duties and obligations under any contracts, agreements or understandings with the Company.

     29. Employees; Independent Contractors. The Company has made available to Sheridan the names and annual salary rates and other incentive, bonus or other compensation, if applicable, for all present full-time and part-time employees of the Company and a complete and correct copy of the permanent payroll of the Company as of February 28, 1998. To the best knowledge of the Company and the Shareholders, no former or current employee of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including, without limitation, any confidentiality, non-competition or proprietary rights agreement, between that individual and any other person that in any way adversely affects the performance of his duties or the ability of the Company to conduct its business.

     30. No Default. As of the Execution Date, the Company will not be in default under, and no condition will exist that with notice or lapse of time or both would constitute a default by the Company under, (i) any mortgage, loan agreement, indenture, evidence of indebtedness for borrowed money or other agreement or instrument by the Company, or to which the Company is a party at the time, or pursuant to which any material portion of its assets is bound at the time, or (ii) any judgment, order or injunction of any court, arbitrator or governmental agency, except for non-payment defaults which in the aggregate could not materially and adversely affect the business, financial condition or results of operations of the Company.

SECTION 9.  SHCR's Representations and Warranties

     1. Making of Representations and Warranties. As a material inducement to the Shareholders and the Company to enter into this Agreement and consummate the contemplated transactions, SHCR makes to the Shareholders the representations and warranties contained in this Section.

     2. Organization and Corporate Power. SHCR is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. and has the full corporate power and authority to own or lease its properties and to conduct its business in the manner and in the places where those properties are owned or leased or their business is conducted and to enter into this Agreement and each agreement, document and instrument to be executed and delivered by it pursuant to or as contemplated by this Agreement and to carry out the contemplated transactions.

     3. Authority. The execution, delivery and performance of this Agreement and each agreement, document and instrument to be executed and delivered by SHCR pursuant to this Agreement have been duly authorized by all necessary corporate action of SHCR, and no other corporate action on the part of SHCR or its stockholders is required in connection therewith. This Agreement and each such agreement, document and instrument constitutes, or when executed and delivered by SHCR will constitute, valid and binding obligations of SHCR enforceable in accordance with their respective terms. The execution, delivery and performance by SHCR of this Agreement and each such agreement, document and instrument:

          (a) do not and will not violate any provisions of the Certificate of Incorporation or By-Laws of SHCR;

          (b) do not and will not result in any violation by SHCR of any laws, rules or regulations of the United States or any state or other jurisdiction applicable to SHCR, or require SHCR to obtain any approval, consent or waiver of, or to make any filing with, any Person (governmental or otherwise) that has not been obtained or made; and

          (c) do not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, order, writ, judgment, injunction, decree, determination or arbitration award to which SHCR is a party or by which the property of SHCR is bound or affected.

     4. Investment Banking; Brokerage Fees. Neither SHCR nor any affiliate of SHCR has incurred or become liable for any broker's or finder's fee, banking fees or similar compensation relating to or in connection with the contemplated transactions.

     5. Litigation. Except as otherwise provided in Section 9.5 of the Disclosure Schedule, there is no litigation or governmental or administrative proceeding ("Litigation") or to SHCR's knowledge any investigation (including without limitation, any malpractice claims, Department of Professional Regulation or Board of Medicine (or equivalent) investigation, suit, notice of intent to institute, arbitration or other proceeding) ("Investigation") pending or, to the knowledge of SHCR, threatened against the SHCR or affecting any of their respective properties or assets, or against any officer, director or stockholder or employee of SHCR or which would prevent or hinder the consummation of the contemplated transactions, nor, to the knowledge of SHCR, has there occurred any event nor does there exist any condition on the basis of which any such claim may be asserted, except for Litigation and Investigations which will not have a Material Adverse Effect or for which adequate insurance is in effect.

     6. SHCR Stock. Upon delivery to each of the Shareholders of SHCR Common Stock and upon their surrender of Common Stock at the Closing in accordance with the terms of this Agreement, those Shareholders shall receive SHCR Common Stock which is fully paid, non-assessable, with good and marketable title, free and clear of all claims, except for restrictions provided for in the Investment and Shareholders Agreement and applicable laws and regulations.

     7. Financial Statements. SHCR has delivered to the Shareholders and the Company the following consolidated financial statements which are complete and correct in all material respects and fairly present the financial position of SHCR and its subsidiaries on the dates of those statements and the results of their respective operations for the periods covered thereby: (a) unaudited consolidated balance sheet as at December 31, 1997 and the related statement of operations, shareholders' equity and cash flows for the fiscal year then ended. The audited December 31, 1997 statements (including the footnotes and schedules thereto) were prepared in accordance with generally accepted accounting principles consistently applied during the period covered thereby (the "SHCR Base balance Sheet").

     8.    Absence of Undisclosed Liabilities.

          (a) As of the date of the SHCR Base Balance Sheet, neither SHCR nor its subsidiaries had any material liability of any nature, whether accrued, absolute, contingent or otherwise asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of SHCR or any of its subsidiaries or the conduct of their business prior to the date of the SHCR Base Balance Sheet regardless of whether claims in respect thereof had been asserted as of that date), except liabilities stated or adequately reserved against on the SHCR Base Balance Sheet.

          (b) As of the Execution Date and as of the Closing Date, SHCR does not have and will not have and none of its subsidiaries have and or will have any material liabilities of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities as guarantor or otherwise with respect to obligations of others, or liabilities for taxes due or then accrued or to become due or contingent or potential liabilities relating to activities of SHCR or the conduct of its business prior to the Execution Date or the Closing Date, as the case may be, regardless of whether claims in respect thereof had been asserted as of that date), except liabilities: (i) stated or adequately reserved against on the SHCR Base Balance Sheet or the notes thereto; (ii) reflected in Section
9.8 of the Disclosure Schedule; or, (iii) incurred in the ordinary course of business of SHCR or its subsidiaries since the date of the SHCR Base Balance Sheet.

     9. Absence of Certain Developments. Since the date of the SHCR Base Balance Sheet, except as set forth in Section 9.9 of the Disclosure Schedule, SHCR and its subsidiaries have conducted their business only in the ordinary course consistent with past practice and there has not been:

          (a) any change in the financial condition, properties, assets, liabilities, business or operations of SHCR and its subsidiaries , which change by itself or in conjunction with all other changes, whether or not arising in the ordinary course of business, would not have a Material Adverse Effect;

          (b) any obligation or liability of any nature, whether accrued, absolute, contingent or otherwise, asserted or unasserted, known or unknown (including without limitation, liabilities for taxes due or to become due or contingent or potential liabilities), incurred by SHCR or its subsidiaries other than obligations and liabilities incurred in the ordinary course of business;

          (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties, assets or business of SHCR or its subsidiaries;

          (d) any other transaction entered into by SHCR or any of its subsidiaries other than transactions in the ordinary course of business;

          (e) any declaration, setting aside or payment of any dividend by SHCR, or the making of any other distribution in respect of the capital stock of SHCR, or any direct or indirect redemption, purchase or other acquisition by SHCR of its own capital stock; or

          (f) any agreement or understanding whether in writing or otherwise, for SHCR to take any of the actions specified in paragraphs (a) through (e) above.

     10. Compliance with Laws. SHCR and its subsidiaries are now and have been in compliance with all applicable statutes, ordinances, orders, rules and regulations promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of their respective businesses, except for any non-compliance or violation that, individually or in the aggregate, would not have a Material Adverse Effect.

     11. SEC Documents. SHCR has filed with the United States of America Securities and Exchange Commission all reports, notices and other documents required to be filed by it under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the applicable regulations thereunder. SHCR has furnished to the Shareholders and the Company a true and complete copy of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and, upon request, shall promptly furnish to the Shareholders and the Company any other filing made with the United States of America Securities and Exchange Commission. As of the date of its filing and as of the Closing Date, SHCR's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and all other required filings with the SEC complied in all material respects with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the applicable regulations thereunder.

     12. Information Supplied by SHCR. Neither this Agreement nor any document referenced in this Agreement, nor any certificate or statement furnished pursuant to the Agreement by or on behalf of Sheridan SHCR, when taken together, to the knowledge of Sheridan SHCR, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     13. Capitalization. The total authorized capital stock of SHCR consists of 20,000,000 shares of common stock (the "Common Stock"), par value $.01 per share, 1,000,000 shares of Class A common stock, par value $.01 per share and 5,000,000 shares of preferred stock, par value $.01 per share. As of February 15, 1998, 6,972,605 shares of Common Stock were issued and outstanding, all of which are duly and validly issued, fully paid and nonassessable, were issued in compliance with all applicable state and federal securities laws.

     14. Permits; Compliance with Laws. SHCR has all necessary Permits necessary to permit it to own its property and to conduct its business as it is presently conducted and all those Permits are valid and in full force and effect, except to the extent that any failure to possess a Permit would not have a Material Adverse Effect. No Permit is subject to termination as a result of the execution of the Agreement or consummation of the contemplated transactions. SHCR is now and has been in compliance with all applicable statutes, ordinances, orders, rules and regulations (including all applicable laws and regulations relating to drugs and controlled substances) promulgated by any federal, state, municipal or other governmental authority which apply to the conduct of its business, except for any non-compliance or violation that, individually or in the aggregate, would not have a Material Adverse Effect. SHCR has never entered into or been subject to any judgment, consent decree, compliance order or administrative order with respect to any environmental or health and safety law or received any request for information, notice, demand letter, administrative inquiry or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any such law.

SECTION 10.     Option Agreement; Restrictions on Transfer of Shares.

     1. As of the date of the exercise of the Option, SHCR, the Company and the Purchaser of the Shares of the Company shall enter into an option agreement containing substantially the same terms and conditions as this Agreement (the "Option Agreement").

     2. The Company shall not transfer any Shares on its books unless the Shareholder selling those Shares, and the Purchaser of those Shares shall have first complied with the provisions of this Agreement and the Purchaser shall agree in writing to be bound by the terms of the applicable Option Agreement.

     3. Promptly after the Execution Date, each Shareholder shall deliver his or her certificates for all of the Shares owned by him or her to SHCR for the purpose of imprinting in bold the following legend on the Certificates representing the Shares:

     "The sale, pledge, assignment, encumbrance or other disposition, and the registration or transfer of the shares represented by this Certificate are restricted by the terms of a Purchase Option Agreement, dated as of March 4, 1998, by and among KENNETH TRIMMER, M.D., P.A. (the "Company"), Sheridan Healthcare, Inc. ("SHCR") and each of the shareholders of the Company including [insert name of Shareholder], a copy of which is on file in the principal office of Sheridan."

SHCR shall cause this legend to be affixed to the Shares and shall not permit any transfer of the Shares in violation of this Agreement. The Shareholder or any subsequent Purchaser or Purchasers of Shares shall deliver his or her Shares to the Trustee (as defined in the VTA), and the Trustee shall hold all Shares in escrow on behalf of the Shareholder or the subsequent Purchaser or Purchasers of the Shares.

     4. None of the Shareholders shall, at any time sell, assign, transfer, donate, or otherwise dispose of any Shares of the Company now, or at any time hereafter owned by him or her, except in the case of a sale in accordance with the provisions of this Agreement. Any attempted sale, assignment, transfer, donation or other encumbrance in violation of this Section shall be null and void and of no force or effect whatsoever.

SECTION 11.      Indemnification.

     1. Survival of Representations, Warranties, Etc. All representations, warranties, agreements, covenants and obligations in this Agreement, MSA, Employment Agreements, Restrictive Covenant Agreements, VTA (as defined below) or in the Disclosure Schedule or in any certificate, exhibit, schedule or agreement delivered by any party pursuant to the contemplated transactions are material and may be relied upon by the party receiving the same and shall survive the Closing regardless of any investigation by or knowledge of that party and shall not merge into the performance of any obligation by any party to this Agreement, all as subject to the provisions of this Section 11.

     2. Indemnification by Shareholders. Except as otherwise provided in this Section, each of the Shareholders and the Partner PA Shareholders on behalf of himself and his successors, executors, administrators, estates, heirs and permitted assigns, agree subsequent to the Closing to indemnify and hold harmless SHCR, its subsidiaries, affiliates and each of their respective officers, directors, employees and agents (individually a "Company Indemnified Party" and collectively, the "Company Indemnified Parties") from and against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, fines, penalties, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, accountants and consultants) of any kind or nature whatsoever (whether or not arising out of third-party claims and including all amounts paid in investigation, defense or settlement of the foregoing) sustained, suffered or incurred by or made against any Company Indemnified Party (individually, a "Loss", collectively, "Losses") arising out of, based upon or in connection with:

          (a) fraud, intentional misrepresentation or a deliberate or willful breach by the Company, the Partner PA, a Partner PA Shareholder or any Shareholder of any of their representations, warranties or covenants under this Agreement, in any Partner PA Related Document or in any of the Related Documents.

          (b) conditions, circumstances or occurrences which constitute or result in any other breach of any representation or warranty made by the Company, the Partner PA, a Partner PA Shareholder or any Shareholder in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under this Agreement, the Partner PA Documents or any of the Related Documents, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties;

          (c) any breach of any other covenant or agreement made by the Company, the Partner PA, a Partner PA Shareholder or any Shareholder in this Agreement or in any schedule, exhibit, certificate, financial statement, agreement or other instrument delivered under this Agreement, the Partner PA Related Documents or any of the Related Documents, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement; and

          (d) (i) any and all claims for injury (including death), claims for damage, direct or consequential, or liability claims resulting from or connected with products sold or services provided by the Company, the Partner PA, a Partner PA Shareholder or any Shareholder or any of their agents or employees prior to the Execution Date, including without limitation, any malpractice claims; (ii) other personal injury or property damage claims relating to events occurring on or prior to the Execution Date; (iii) amounts due in connection with any Employee Program maintained or contributed to by the Company or the Partner PA on or prior to the Execution Date; (iv) amounts paid or payable relating to environmental matters including Losses resulting from or in connection with the use, storage, or discharge into or presence in the ground, water or atmosphere of any Hazardous Waste or Hazardous Material relating to the Company, the Partner PA, a Partner PA Shareholder or any Shareholder or any violation of an Environmental Law which occurred on or prior to the Execution Date relating to Company, the Partner PA, a Partner PA Shareholder or any Shareholder; (v) Losses relating to the failure of the Company or the Partner PA to comply with applicable laws or regulations on or prior to the Execution Date; and, (vi) Losses with respect to Taxes of the Company or the Partner PA (including their respective predecessors) which relate to a time period prior to the Execution Date.

     Claims under clauses 11.2 (a) through (d) of this Section are collectively referred to as "Company Indemnifiable Claims".

     The rights of Company Indemnified Parties to recover indemnification in respect of any occurrence referred to in clauses (a) and (c) through (e) of this
Section 11.2 shall not be limited by the fact that such occurrence may not constitute an inaccuracy in or breach of any representation or warranty referred to in clause (b) of this Section 11.2.

     3. Limitations on Indemnification by Shareholders and the Partner PA Shareholders.

          (a) Threshold. Subject to the exceptions set forth in Section 11.3(c), the Shareholders shall not be obligated to indemnify Company Indemnified Parties in respect of any occurrence referred to in clauses (b) or (c) of Section 11.2 except to the extent the cumulative amount of Company Indemnifiable Losses under those clauses (b) and (c) of Section 11.2 exceeds Fifty Thousand Dollars ($50,000.00) (the "Company Threshold"), whereupon the full amount of those Losses in excess of the Company Threshold shall be recoverable in accordance with the terms of this Agreement. In no event shall the Shareholder's Company Threshold ,between this Agreement and the AOA exceed Fifty Thousand Dollars ($50,000.00).

     Subject to the exceptions set forth in Section 11.3(c), the Partner PA Shareholders shall not be obligated to indemnify Company Indemnified Parties in respect of any occurrence referred to in clauses (b) or (c) of Section 11.2 except to the extent the cumulative amount of Company Indemnifiable Losses under those clauses (b) and (c) of Section 11.2 exceeds Fifty Thousand Dollars ($50,000.00) (the "Partner PA Threshold"), whereupon the full amount of those Losses in excess of the Partner PA Threshold shall be recoverable in accordance with the terms of this Agreement. In no event shall the Partner PA Shareholders' Company Threshold and Partner PA Threshold between this Agreement and the AOA exceed Fifty Thousand Dollars ($50,000.00). Any Threshold limitation on indemnity shall not apply to any monies due under any of the Related Documents and this Agreement.

          (b) Time Limits for Claims. Subject to the exceptions set forth in 11.3(c), indemnification with respect to Company Indemnifiable Losses in respect of any occurrence referred to in clauses (b) or (c) of 11.2 shall expire on the second anniversary of the Execution Date; provided, however, that in each case if prior to the applicable date of expiration a specific state of facts shall have become known which may constitute or give rise to any Company Indemnifiable Loss as to which indemnity may be payable and a Company Indemnified Party shall have given notice of such facts to Shareholder, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid, according to the date on which notice of the applicable claim is given.

                    (c) Aggregate Limitation of Losses Notwithstanding anything in this Agreement, in no event shall the Shareholders and the Partner PA shareholders be obligated to pay SHCR collectively more than Twenty Million
Dollars for any Losses under this Agreement and the AOA and the Related Documents. For several obligations an individual Shareholder or Partner PA Shareholder shall be liable for no more than Ten Million Dollars, provided, however, for joint and several obligations, the preceding sentence shall apply.

          (d) Joint and Several Liability Limitation. Except as otherwise provided in this subsection, all obligations for indemnity under this Agreement, the Related Documents and the Partner PA Related Documents are the joint and several obligations of the Shareholders and the Partner PA Shareholders. Except after a Departure (as defined below), if a Loss is readily and reasonably identifiable as being derived from the Company, Partner PA, Partner PA Shareholder or a Shareholder and the derivation of that Loss is not at all reasonably attributable to the Partner PA or a Partner PA Shareholder, then the Shareholders shall be severally responsible for that Loss. Except after a Departure (as defined below) if a Loss is readily and reasonably identifiable as being derived from the Partner PA or Partner PA Shareholder and the derivation of that Loss is not at all reasonably attributable to the Company or a Shareholder, then the Partner PA Shareholders shall be severally responsible for that Loss. Notwithstanding the immediately preceding two sentences (the "Severability Instances"), if a Shareholder or a PA Partner Shareholder ceases his employment with the Partner PA or the Company (for any reason whatsoever) or if the MSA or this Agreement or the AOA is terminated or materially altered (collectively, a "Departure") other than by expiration, then the Severability Instance as to those Partner PA Shareholders or Shareholders, as the case may be, shall not apply and the affected persons shall in all events be jointly and severally liable.

     4. Indemnification by SHCR. SHCR agrees subsequent to the Execution Date to indemnify and hold harmless the Shareholder Indemnified Parties from and against and in respect of all Shareholder Losses sustained, suffered or incurred by or made against any Shareholder arising out of, based upon or in connection with:

          (a) fraud, intentional misrepresentation or a deliberate or willful breach of SHCR or Acquisition of any of its representations, warranties or covenants under this Agreement or in any certificate, schedule or exhibit delivered pursuant to this Agreement or any of the Related Documents;

          (b)  conditions,  circumstances  or  occurrences  which  constitute or result in any breach of any representation or warranty made by SHCR in this Agreement or the Related Documents or in any schedule, exhibit, certificate, agreement or other instrument delivered under or in connection with this Agreement or the Related Documents, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such representations or warranties (collectively, "Shareholder Representation and Warranty Claims");

          (c) any breach of any covenant or agreement made by SHCR in this Agreement or in any Related Documents delivered under this Agreement or the Related Documents, or by reason of any claim, action or proceeding asserted or instituted arising out of any matter or thing covered by any such covenant or agreement; and

          (d) a determination by the Internal Revenue Service that (i) the Shareholder did not sell his Shares for federal income tax purposes as a result of this Agreement and the Related Documents, or (ii) any portion of the Option Consideration (other than any portion determined by the Internal Revenue Service for federal income tax purposes to be allocable to the RCAs) does not constitute an amount realized within the meaning of Section 1001 of the Code from the sale of a capital asset as defined in Section 1222. The amount of any indemnity under this Section 11.4(d) shall include, but not be limited to, any Taxes, penalties, and interest resulting from any such determinations and shall be grossed-up for the federal income tax thereon by dividing such amount by the difference between one and the then highest individual marginal federal income tax rate.

     Claims under clauses (a) through (d) are hereinafter collectively referred to as "Shareholder Indemnifiable Claims".

     5. Limitations on Indemnification by SHCR.

          (a) The right of all Shareholders to indemnification under 11.4 shall be subject to the following provisions:

               (i) Subject to the exceptions set forth in Section 11.5(a)(iii), SHCR shall not be obligated to indemnify Shareholder Indemnified Parties in respect of any occurrence referred to in clauses Section 11.4 (b) or (c) except to the extent the cumulative amount of Shareholder Indemnifiable Losses under those clauses exceeds Fifty Thousand Dollars ($50,000.00) (the "Shareholder
Threshold"), whereupon the full amount of such Losses in excess of the Shareholder Threshold shall be recoverable in accordance with the terms hereof. Any threshold limitation on indemnity shall not apply to any monies due under any of the Related Documents and this Agreement;

               (ii) Subject to the exceptions set forth in 11.5(a)(iii), indemnification with respect to Shareholder Indemnifiable Claims in respect of any occurrence referred to in clauses (b) or (c) of Section 11.4 shall expire on the second anniversary of the Execution Date; provided, however, that in each case if prior to the applicable date of expiration a specific state of facts shall have become known which may constitute or give rise to any Shareholder Indemnifiable Claim as to which indemnity may be payable and a Shareholder Indemnified Party shall have given notice of such facts to Shareholder, then the right to indemnification with respect thereto shall remain in effect until such matter shall have been finally determined and disposed of, and any indemnification due in respect thereof shall have been paid, according to the date on which notice of the applicable claim is given; and

               (iii) Aggregate Limitation of Losses Notwithstanding anything in this Agreement, in no event shall SHCR be obligated to pay the Shareholders collectively more than Twenty Million Dollars for any Losses, under this Agreement and the AOA and any of the Related Documents.

     6.   Notice; Defense of Claims.

     Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations in this Agreement would apply, the indemnified party shall give notice thereof in writing to the indemnifying party, but the omission to so notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within twenty
(20) days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that: (a) it would be liable under the provisions hereof for indemnity in the amount of such claim if such claim were successful; and, (b) that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnified party shall not be required to make any payment with respect to such claim, liability or expense as long as the indemnifying party is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all Indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnifying party therefor will be fully satisfied. As reasonably requested by the indemnified party, the indemnifying party shall keep the indemnified party apprized of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action, shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request and shall consult with the indemnified party prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated to the contrary, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for the indemnified party shall be paid by the indemnifying party, provided, however, that the separate counsel selected by the indemnified party shall be approved by the indemnifying party, which approval shall not be unreasonably withheld. If no such notice of intent to dispute and defend is given by the indemnifying party, or if such diligent good faith defense is not being or ceases to be conducted, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. Provided however, before settling the indemnified party shall first use reasonable efforts to obtain the consent to that settlement from the indemnifying party, which consent shall not be unreasonably withheld. After using reasonable efforts without success the indemnified party may settle without the consent of the indemnifying party without any prejudice to its claim for indemnity. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

     7. Use of SHCR Common Stock to Pay Indemnification. In the event that the Company or the Shareholders or the Partner PA Shareholders are liable for indemnification under this Agreement they may satisfy their obligations, in whole or in part by tendering shares of SHCR Common Stock, with a value determined in accordance with the next succeeding sentence. The value of the SHCR Common Stock tendered for payment in satisfaction of an indemnification obligation shall be determined based upon the average of the last sale price per share of Common Stock on the NASDAQ National Market for the last fifteen (15) trading days immediately prior to date the SHCR Common Stock is tendered to the indemnified party.

SECTION 12. Term of Option.

     The Option may be exercised at any time after the execution and delivery of this Agreement up to the Option Expiration Date (as defined below). The Option Expiration Date shall be March 4, 2097, or if a court of competent jurisdiction determines that the Option Expiration Date renders this Agreement unenforceable or invalid, then the Option Expiration Date shall be reduced to a date which would cure the invalidity or unenforceability. In the event that a regulatory authority or court of competent jurisdiction shall determine that this Option Agreement or the option contemplated by this Agreement, violates any statutes, rules or regulations (and that determination is not stayed or appealed within ninety (90) days of that determination), or is unenforceable or invalid, the parties will negotiate in good faith to enter into an alternative legally valid arrangement between SHCR or Sheridan and the then current Shareholders which substantially preserves for the parties the relative economic benefits of this Agreement.

SECTION 13.   Miscellaneous.

     1. Expenses and Taxes. Except as otherwise provided in this Agreement, all accounting, legal and other costs and expenses incurred in connection with the negotiation of this Agreement and the exercise of the Option granted by this Agreement shall be paid by the party incurring those fees, costs and expenses. Shareholder shall be solely responsible for all (i) taxes imposed upon the conveyance of the Shares, and (ii) sales, use or excise taxes payable in connection with the contemplated exercise of the Option. In no event shall SHCR be liable for Taxes imposed upon the Company or any of the Shareholders for periods or transactions prior to the Execution Date.

     The  parties  agree to  allocate  the  Option  Consideration  set  forth in
Schedule 1.1 to the Option for all purposes (including financial accounting and Tax purposes). The parties acknowledge that the Company has filed a consent with the Internal Revenue Service pursuant to Section 341(f) of the Code. SHCR shall prepare or cause to be prepared and file or cause to be filed all Tax returns of the Company with respect to taxable periods ending after the Execution Date and shall pay or cause to be paid all Taxes of the Company with respect to periods or transactions after the Execution Date. The parties shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of any Tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to such Taxes. The Company and the Shareholders are solely responsible for filing any tax returns for the time period starting from the date of their last filings and ending on the day immediately preceding the Execution Date and pay all taxes relating thereto.


     2. Survival. All of the respective representations and warranties of the parties to this Agreement or in any certificate delivered by any party incident to the contemplated Option are material and may be relied upon by the party receiving the same and shall survive beyond the date of exercise of the Option for a time period equal to the applicable statutes of limitations. All statements in this Agreement shall be deemed representations and warranties. The due diligence investigations conducted by the parties to this Agreement and the results thereof shall not diminish or otherwise affect any of the representations and warranties set forth in this Agreement.

     3. Notices. Whenever any notice, request, information or other document is required or permitted to be given under this Agreement, that notice, demand or request shall be in writing and shall be either hand delivered, sent by United States certified mail, postage prepaid or delivered via overnight courier to the addresses below or to any other address that any party may specify by notice to the other parties. No party shall be obligated to send more than one notice to each of the other parties and no notice of a change of address shall be effective until received by the other parties. A notice shall be deemed received upon hand delivery, two days after posting in the United States mail or one day after dispatch by overnight courier.

     If to SHCR
     and any of the Purchasers:     Sheridan Healthcare, Inc.
                                   4651 Sheridan Street, Suite 400
                                   Hollywood, Florida  33021
                                   ATTN:  Jay A. Martus, Esq.
                                          Vice President and General Counsel

     If to the Shareholders:     Kenneth J. Trimmer, M.D.
                               5128 Corinthian Bay
                               Plano, Texas 75093
     If to the Company:               Kenneth J. Trimmer, M.D., P.A.
                                   8160 Walnut Hill Lane, Suite 001
                                   Dallas, Texas  75231

     With a copy to:Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200 Dallas, Texas 75202 ATTN: Kenneth Gordon, Esq.

     Any  party  to  this   Agreement  may  change  the  address  to  which  any
communications are to be directed to that party by giving notice of the change to the other parties in the manner provided in this Section.

     4. Entire Agreement. This Agreement, including the schedules attached to this Agreement set forth the entire agreement and understanding of the parties in respect of the subject matter of this Agreement and merges and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof or thereof.

     5. Successors and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs, estates, beneficiaries, executors and legal and personal representatives.

     6. Amendment and Waiver. Failure of any party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations under this Agreement shall not be construed to be a waiver of any provisions by any party nor to in any way affect the validity of this Agreement or any party's right to enforce any provision of this Agreement nor to preclude any party from taking all other action at any time which it would legally be entitled to take. All waivers to be effective shall be in writing signed by the waiving party. This Agreement may not be modified or terminated orally, and no modification or termination shall be binding unless in writing and signed by the parties to this Agreement. Each party agrees to be bound by any telecopied signature to this Agreement or any agreement executed in connection herewith as if a manually executed signature page had been executed and delivered.

     7. Further Assurances. The parties shall execute all other documents or instruments and shall take all other actions as may reasonably be requested by the other to effect the purposes of this Agreement.

     8. Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with State Law, without regard to its conflicts of laws principles.

     10. Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time set forth in any part of this Agreement, the period of time shall be considered to be reduced to a period which would cure the invalidity or unenforceability.

     11. Litigation; Prevailing Party. Except as otherwise required by applicable law or as expressly provided in this Agreement, in the event of any litigation, including appeals, with regard to this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

     12. Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer of employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, then this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

     13. Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Agreement directs, the plural shall be read as the singular and the singular as the plural.

     14. Mergers and Consolidation; Successors and Assigns. Neither the Company nor any of the Shareholders shall have the right to assign their rights or delegate their duties and obligations under this Agreement. SHCR may freely assign and delegate all of its rights and duties under this Agreement. Additionally, the parties each agree that upon the sale of all or substantially all of the assets, business and goodwill of SHCR or all or substantially all of the stock of SHCR to another company or any other entity, or upon the merger or consolidation of SHCR with another company or any other entity (each a "Change in Control Event"), this Agreement shall inure to the benefit of, and be binding upon, the Shareholders, the Company and SHCR and any entity purchasing the assets, business and goodwill or stock, or surviving merger or consolidation (a "Successor").

     15.     Reformation Upon Change in or Violation of Health Laws.
          (a) Reformation. In the event that subsequent to the Execution Date (i) the contents or validity of this Agreement or any of the Related
Documents are successfully challenged by any Governmental Authority under the Health Laws or (ii) any party determines, based upon advice received from legal counsel, that a violation of a Health Law has occurred as a result of this Agreement or the documents or contemplated transactions, or that there is a substantial risk that a violation of a Health Law will occur as a result of this Agreement or the Related Documents, that is reasonably expected to have a material adverse affect on any of the parties, that party shall notify the other parties with respect thereto. If the parties are unable to agree in good faith on the need for reformation as contemplated in the foregoing sentence, then any party may request and initiate a binding arbitration in Dallas, Texas, to be conducted pursuant to the provisions of this Agreement. In the event the arbitrator shall determine that reformation is necessary, the parties shall act in good faith and use their reasonable efforts to analyze, revise, reform and, to the extent necessary, restructure this Agreement and the Related Documents and the contemplated transactions to fully comply with all applicable Health Laws in a manner that is equitable to all parties in light of the intent of the parties regarding the contemplated transactions by this Agreement and the Related Documents as evidenced by this Agreement and the Related Documents. If SHCR, Purchaser, the Company and the Shareholders cannot reach agreement on any term of such revision, reformation or restructuring contemplated in this section within a reasonable time, any of those parties may request and initiate a binding arbitration in Dallas, Texas to be conducted pursuant to the provisions of this Agreement to determine the extent and nature of any reformation or, if reformation is not possible, recission.

          (b) Failure to Reform; Recission of Agreement. If an event causing the application of this section occurs within six (6) months of the Execution Date and the parties in good faith are unable to modify the terms of this Agreement in accordance with this section, the Parties shall rescind this Agreement, and to the fullest extent possible, the Seller Shares shall be released to the Shareholders, the Option Consideration and the Purchase Price, if any, shall be returned to SHCR and Purchaser, and the parties shall take such other reasonable actions as are necessary to place the parties as near as reasonably possible to the positions of the parties prior to entering into this Agreement. If an event causing the application of this section occurs after six (6) months of the Execution Date and before the fifth anniversary of the Execution Date, and the parties in good faith are unable to modify the terms of this Agreement in accordance with this section the Parties shall rescind this Agreement, and to the fullest extent possible, the Seller Shares shall be released to the Shareholders, and the Unrealized Percentage of the Option Consideration and the Purchase Price, if any, shall be returned to SHCR and Purchaser, and the parties shall take all other reasonable actions as are necessary to place the parties as near as reasonably possible to the positions of the parties prior to entering into this Agreement.

          (c) Defined Terms. As used in this Agreement, the following terms shall have the meanings provided below unless the context otherwise requires:

               (1) "Governmental Authority" shall mean any and all federal, Texas or local governments, governmental institutions, public authorities and other governmental entities of any nature whatsoever, and any subdivisions or instrumentalities thereof, including, but not limited to, departments, boards, bureaus, commissions, agencies, courts, administrations and panels, and any divisions or instrumentalities thereof, whether permanent or ad hoc and whether now or hereafter constituted and/or existing.

               (2) "Health Laws" shall mean applicable provisions of the federal Social Security Act (including the federal Medicare and Medicaid Anti-Fraud and Abuse Amendments (42 U.S.C. §1320a-7, -7a and -7b) and the federal physician anti-self referral law (42 U.S.C. §1395nn, the "Stark Bill")), the Texas Medical Practice Act (Article 4495b of the Texas Revised Civil Statutes, the "TMPA"), and the Texas Illegal Remuneration Law (Texas Health & Safety Code §161.091), as such laws may now exist or be amended hereafter.

               (3) "Unrealized Percentage" shall mean the percentage which is equal to 100 minus 4 for each 12 month calendar year (or the pro rata portion thereof for periods less than a full calendar year) which has passed since the sixth (6th) month anniversary of the date of this Agreement.

     16. Corporate Practice of Medicine. Nothing contained herein is intended to
(a) constitute the use of a medical license for the practice of medicine by anyone other than a licensed physician; (b) aid Purchaser or any other corporation to practice medicine when in fact such corporation is not authorized to practice medicine; or (c) do any other act or create any other arrangements in violation of the TMPA. Any other provision of this Agreement to the contrary notwithstanding, SHCR shall not exercise any of its rights under this Agreement to direct the medical, professional or ethical aspects of the practice of medicine by the Company or its physician employees or to make credentialing, quality assurance, utilization review or peer review policies for the Company, all of which shall be left to the sole direction of the physicians on the Company's board of directors and the physician or physicians having the right to vote the shares of the Company.

     17. Compliance with Health Laws. The parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable state, local and federal law, including, but not limited to, the Health Laws. Notwithstanding any unanticipated effect of any of the provisions herein, no party to this Agreement will intentionally conduct itself under the terms of this Agreement in a manner to constitute a violation of the Health Laws.

     18. Referral Policy. Nothing contained in this Agreement shall require (directly or indirectly, explicitly or implicitly) any of the Parties to refer or direct any patients to any other party or to use another party's facilities as a precondition to receiving the benefits set forth herein or in establishing the valuation of the Option or the Sale Shares.

     19. Arbitration; Jury Trial. THE PARTIES SHALL USE GOOD FAITH NEGOTIATION TO RESOLVE ANY CONTROVERSY, DISPUTE OR DISAGREEMENT ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE BREACH OF THIS AGREEMENT. IN THE EVENT THE PARTIES ARE UNABLE TO RESOLVE ANY DISPUTE OR CONTROVERSY BY NEGOTIATION, EITHER PARTY MAY SUBMIT SUCH DISPUTE TO BINDING ARBITRATION WHICH SHALL BE CONDUCTED IN DALLAS, TEXAS. THE BINDING ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF PROCEDURE FOR ARBITRATION OF THE NATIONAL HEALTH LAWYERS ASSOCIATION ALTERNATIVE DISPUTE RESOLUTION SERVICE. JUDGMENT ON THE AWARD OR DECISION RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE TERMS OF THIS SECTION, IN THE EVENT OF ANY BREACH OR DISPUTE OF THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS FOR WHICH AN EQUITABLE REMEDY IS APPROPRIATE THE AGGRIEVED PARTY MAY SEEK AND OBTAIN RELIEF IN A COURT OF COMPETENT JURISDICTION TO AVAIL ITSELF OF THE EQUITABLE REMEDIES. IN THAT CASE SHOULD ANY PENDENT LEGAL CLAIMS ARISE, THOSE CLAIMS SHALL BE SUBMITTED TO BINDING ARBITRATION, HOWEVER IF THE COURT FAILS TO REMAND THOSE LEGAL CLAIMS TO ARBITRATION, THEN FOR THOSE CLAIMS, THE PARTIES WAIVE ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

 Each of the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.


                                  SHAREHOLDERS:





                                   Kenneth J. Trimmer, M.D.

                                   COMPANY:

                          KENNETH TRIMMER, M.D., P.A.,
                        a Texas professional association




By:
                                        Kenneth J. Trimmer, M.D.
                                    President

                                   PARTNER PA SHAREHOLDERS:





                                   Kenneth J. Trimmer, M.D.

                                   SHCR:

                           SHERIDAN HEALTHCARE, INC.,
                                   a Delaware corporation




By:
                                        Jay A. Martus
                                        Vice President and General Counsel

                     Exhibit A to Purchase Option Agreement

                          Shareholders of the Company



     Name of Shareholder                         Number of Shares Owned

     Kenneth J. Trimmer, M.D.                            1,000

                     Exhibit B to Purchase Option Agreement

                         PHYSICIAN EMPLOYMENT AGREEMENT

     THIS PHYSICIAN EMPLOYMENT AGREEMENT (the "Agreement") dated as of March 4, 1998 (the "Execution Date"), is entered into by and between KENNETH TRIMMER, M.D., P.A., a Texas professional association and its successors and assigns ("KTPA"), and KENNETH J. TRIMMER, M.D., (the "Physician" or "Dr.
Trimmer").

PRELIMINARY STATEMENTS

     One day after the execution and delivery of this Agreement, KTPA, Michael Cavenee, M.D., P.A., also a Texas professional association ("MCPA", collectively with KTPA, the "Company"); each of the shareholders of the Company, and Sheridan Healthcorp, Inc., a Florida corporation ("Sheridan") have executed and delivered a Management Services Agreement (the "MSA") pursuant to which Sheridan will manage all of the business of the Company except the provision of medical services. Capitalized terms not defined in this Agreement have the meaning given to them in the MSA.

     KTPA desires to employ the Physician and the Physician desires to be employed with KTPA, on the terms and subject to the conditions contained in this Agreement.

     In consideration of the parties' promises and mutual covenants in this Agreement, KTPA and the Physician agree as follows:

AGREEMENT

     1. Employment. As of the Commencement Date, KTPA employs the Physician and the Physician accepts the employment upon this Agreement's terms and conditions.

     2. Term of Employment. Unless terminated earlier under the provisions of this Agreement, the initial term of employment of the Physician shall be for a period of five (5) years (the "Initial Term"), commencing on March 5, 1998, (the "Commencement Date") and expiring on March 4, 2003 (the "Expiration Date"). Unless terminated earlier under the provisions of this Agreement, and provided that both (i) the Physician shall be less than sixty five (65) years of age on the Expiration Date of the Initial Term, or a Renewal Term (as defined below); and, (ii) the Company has met the Earnings Threshold (as defined below), then the Physician may elect, in his or her sole discretion, to extend the Initial Term or a Renewal Term for an additional period of three (3) years (a "Renewal Term") by sending a written notice (a "Renewal Notice") to KTPA at least One Hundred Eighty (180) days prior to the expiration of the Initial Term or Renewal Term then in effect, as the case may be. Any Renewal Terms shall be upon the same terms and conditions as contained in this Agreement, except where otherwise specified in this Agreement or by the parties in writing. Unless terminated earlier under the provisions of this Agreement, this Agreement shall terminate upon the Expiration Date of the Initial Term or Renewal Term then in effect (i) if the Physician elects not to extend the term of the Agreement by timely sending KTPA a Renewal Notice; (ii) if the Physician is older than sixty five
(65) years of age on the Expiration Date of the Initial Term or a Renewal Term, as the case may be; or (iii) in KTPA's sole discretion, if the Company has not met the Earnings Threshold as of the date the Renewal Notice is received. For purposes of this Agreement, any references to the "Term" of the Agreement shall be to the Initial Term and any Renewal Terms then in effect.

     For purposes of this Agreement, a Contract Year shall be defined as the twelve (12) month period commencing on the Commencement Date of this Agreement (or on its anniversary in subsequent years) and ending on the day before the anniversary of the Commencement Date. During the term of the MSA, the Earnings Threshold shall be met when the aggregate amount of all monthly Management Fees paid to Sheridan pursuant to Article IV of the MSA during each Contract Year of the Initial Term or Renewal Term then in effect is equal to at least Two Million Five Hundred Twenty Five Thousand Dollars ($2,525,000.00) (the "Base Amount"). In the event that the MSA is terminated for any reason, the Earnings Threshold shall be met if the net earnings of the Company for the most recent four (4) quarters for which financial information is available on the expiration date of the Initial Term or Renewal Term then in effect (after payment of any physician base compensation pursuant to Section 3(a)(i) of this Agreement or pursuant to any other written arrangement with any other physician employee of the Company, but before payment of any Incentive Compensation pursuant to Section 3(a)(iii) of this Agreement or pursuant to any other written arrangement with any other physician employee of the Company) is at least equal to the Base Amount.

     3. Compensation. During the Term, the Physician shall be compensated as follows:

          (a)     Monetary Compensation.

               (i) Base Compensation. Provided that this Agreement has not been terminated, KTPA shall pay to the Physician as compensation for the performance of his or her duties under this Agreement, base compensation (the "Base Compensation") at an annual rate of Two Hundred Thousand Dollars ($200,000.00) during the Initial Term and any Renewal Terms (or the pro rata portion thereof for periods less than a full Contract Year).

               The Physician shall be paid Base Compensation bi-weekly in substantially equal installments, or at more frequent intervals as KTPA may determine, subject to all applicable withholdings, set offs, and taxes.

               (ii) Incentive Compensation during the Term of the MSA. Provided that this Agreement has not been terminated, during each Contract Year of the Term, and provided the MSA has not been terminated, to the extent permitted by law, KTPA shall pay to the Physician incentive compensation (the "Incentive Compensation") in an amount equal to the Physician's Share (as defined below) of any amounts paid to the Company pursuant to Sections 4.1(d) and 4.1(e) of the MSA. The Physician's Share shall be equal to the percentage set forth opposite the Physician's name on Schedule 3(a)(ii) attached to this Agreement, as amended by written agreement of the parties from time to time.

               (iii) Incentive Compensation upon termination of the MSA. Provided that this Agreement has not been terminated, upon termination of the MSA and to the extent permitted by law, at the end of each Contract Year, KTPA shall pay to the Physician as Incentive Compensation an amount equal to the Physician's Share of the Additional Compensation Amount (as defined below), if any, and Physician's Share of the Excess Net Earnings (as defined below), if any. For purposes of this Agreement, the Additional Compensation Amount shall be equal to the Net Earnings (as defined below) which are above the Base Amount, up to a maximum of Two Hundred Thirty Thousand Dollars ($230,000.00) For purposes of this Agreement, Excess Net Earnings for any Contract Year shall be equal to Forty percent (40%) of the Net Earnings (as defined below) which are above the Base Amount after payment of any Additional Compensation Amount. Net Earnings means the net earnings of the Company for the most recent four (4) quarters for which financial information is available at the expiration date of a Contract Year as calculated by Sheridan according to generally accepted accounting principles applied on a consistent basis as provided by the FASB, after payment of any base compensation, but before payment of any incentive compensation to the Physician or any shareholders or physician employees of the Company.

               Any Incentive Compensation payable pursuant to this Agreement shall be paid to the Physician within ninety (90) days of the end of each Contract Year, or as soon as reasonable practicable thereafter, subject to all applicable withholds, set offs and taxes. In the event this Agreement is terminated during a Contract Year, the Physician shall receive the pro rata portion of his or her Incentive Compensation attributable to the portion of the Contract Year during which the Physician provided services to KTPA.

          (b) Physician Benefit Plans. During the Term, the Physician shall be entitled to participate in or benefit from the benefit plans and policies that are afforded to other similarly situated KTPA or physician employees. KTPA retains the right to terminate or alter in its sole and absolute discretion, any benefit plans or policies from time to time subject to the terms of the MSA.

          (c) Vacation and Sick Days. The Physician shall accrue five (5) weeks paid vacation time during each twelve (12) month calendar year or a pro rata amount for periods less than a full calendar year. The Physician shall also accrue six (6) paid sick days during each calendar year or a pro rata amount for periods less than a full calendar year. Vacation and sick days shall be used within the calendar year, and vacation days shall only be used at the times and intervals mutually agreed upon between Physician and KTPA. The Physician shall not be entitled to any additional compensation for unused vacation and sick days. Additionally, any time spent by Physician on (i) religious holidays; or
(ii) education, through the attendance of lectures, seminars or other educational activities, at a time when Physician would otherwise be required to provide services to KTPA shall be considered vacation time. Physician is expected to use his or her vacation time for fulfillment of all of his or her CME requirements.

          (d) Licenses, Staff, Association and Society Fees. During the Term, KTPA shall pay Physician's applicable hospital medical staff fees and professional license fees which enable Physician to fulfill his or her obligations under this Agreement. During the Term, KTPA shall pay up to One Thousand Five Hundred Dollars ($1,500.00) per calendar year of professional association and societies dues and membership fees selected by the Physician.

          (e) Professional Liability Insurance. During the Term, the following will apply:

               (i) KTPA shall insure, at its cost, the Physician under KTPA's current professional liability policy ("Physicians' Insurance") in the amount of $1,000,000.00 for each claim and $3,000,000.00 annual aggregate limit and the costs for such insurance shall be borne by KTPA;

               (ii) in the event KTPA determines to provide professional liability insurance for the Physician from other than Physicians' Insurance, at its costs, KTPA agrees to provide coverage limits no less than as specified in subsection (i) above;

               (iii) subject to Section 3(e)(i) and 3(e)(vi), KTPA may, in its absolute sole discretion, at any time during the Term, cancel, continue, modify, change or substitute the malpractice insurance policy coverage for Physician and/or KTPA for Physician's provision of medical services while acting in the scope of his or her employment pursuant to the terms and conditions of this
Agreement  which  was  obtained  pursuant  to  KTPA's   obligations  under  this
Agreement;

                 (iv) Physician shall immediately execute and deliver, in strict accordance with KTPA's written instructions, all documents and instruments necessary to effectuate the provisions of this Section;

               (v) Physician agrees to act in full accordance with the terms and conditions of any and all malpractice insurance policies, copies of which shall be provided to the Physician; and,

               (vi) subject to Section 3(e)(i) and 3(e)(iii), KTPA will obtain a continuous claims made professional liability insurance policy to cover Physician pursuant to the terms of this Agreement. In the event Physician is no longer employed by KTPA, KTPA shall, at KTPA's expense, continue to cover Physician for medical malpractice claims arising out of his or her employment under this Agreement through the applicable statute of limitations by: (i) continuing the continuous claims made professional liability insurance policy;
(ii) purchasing a replacement continuous claims made professional liability insurance policy with retroactive coverage which does not create any lapse in coverage; or, (iii) purchasing appropriate tail coverage to meet its obligation under this subparagraph.

          (f) Withholdings. KTPA shall withhold from any compensation or other benefits payable under this Agreement, or arrange for the payment of, any federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

          (g) Patient Referrals. The parties agree that the benefits and compensation paid to Physician under this Agreement are fair market value for services rendered and do not require, are not payment to induce nor are in an any way contingent upon, the referral of patients or any other arrangement for the provision of any item or service offered by KTPA. The parties to this Agreement agree that no payments made under this Agreement are made in return for or to induce any person to: (i) refer an individual to anyone for the furnishing or arranging for the furnishing of items or services for which payment may be made in whole or in part under Medicare or Medicaid; or, (ii) purchase, lease, order or arrange for or recommend purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part under Medicare or Medicaid.

     4.     Employment Duties.

          (a) The Physician agrees during his or her employment under this Agreement to: (i) provide medical services on behalf of KTPA as a duly licensed physician under the laws of the State of Texas; (ii) keep all records as are necessary and reasonably required by KTPA to assist KTPA in the proper administration and management of its business; and, (iii) perform any other duties and assignments relating to the business of KTPA, its Affiliates (as defined below) and subsidiaries, as KTPA's Board of Directors or its delegatees reasonably directs, provided further that those duties or assignments shall be reasonably related to the Physician's expertise and experience ((i), (ii) and (iii) shall be collectively, the "Physician Duties"). In all events the Physician's duties shall be reasonable and Physician shall not be required to breach any of his ethical responsibilities as defined in the American Medical Association's Code of Conduct. During the Term, the Physician shall, except during vacation periods, approved leaves and periods of illness, devote sufficient business time and attention to the performance of the Physician Duties under this Agreement and shall use his or her best efforts, skills and abilities to perform his or her duties in accordance with applicable laws which are brought to his or her attention by KTPA and to promote KTPA's best interests.

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


          (b) Call. The Physician agrees and acknowledges that his or her services may be necessary on evenings and weekends, and shall be available for weekday and weekend call in accordance with call policies and schedules as established by KTPA. Any call coverage involving physicians not employed by KTPA may only be arranged with the prior written consent of KTPA, after verification of the credentials, malpractice history and insurance coverages of the non-employee physicians who are proposed to be providing call coverage.

          (c) Access to Records. Upon written request, and to the extent required by Title 42 of the United States Code, Section 1395(x)(v)(1)(I), as amended, Physician agrees to make available to the Secretary of the United States Department of Health and Human Services or the Comptroller General of the United States, or any of their duly authorized representatives, this Agreement, all documents and records necessary to certify the nature and extent of services provided by Physician under this Agreement.

          (d) Licensure and Certification. The Physician agrees as a condition of his or her employment under this Agreement to maintain all required state and governmental licenses, certifications and authorizations necessary to perform his or her obligations under this Agreement.

          (e) Activities. KTPA shall reimburse Physician for any expenses incurred by the Physician, which were reasonable business expenses, incurred in conformity with written KTPA policies and after submission of documentation regarding those expense as required by KTPA policies.

          (f) Medical Records. With respect to all services performed by Physician under this Agreement, the Physician agrees to complete all medical records with respect to patient care in accordance with the policies and procedures of KTPA and further agrees to complete in a timely manner, all forms and ancillary records which may be required by KTPA policy, third-party payors or others in connection with patient care.

          (g) Medical Staff Privileges. During the Term as requested by KTPA, Physician shall become a member of the medical staff and maintain other privileges (the "Privileges") at any hospital, ambulatory surgical center or other facility where KTPA provides medical services in the Dallas Metropolitan Area at the locations listed on Schedule 4 (g).

          (h) Non-Discrimination. The Physician agrees not to discriminate against patients because of race, color, sex, age, religion, payor or health status.

          (i) HMOs, IPAs, PPOs, and Employer Groups, Etc. For and on behalf of Physician, KTPA shall have the sole and exclusive right and authority to enter into contractual relationships with HMOs, IPAs, PPOs, and employer groups (collectively "Third Party Payor(s)"), or other managed care arrangements. Physician shall provide the same quality of care to all patients from these sources as is provided to other patients of KTPA. Upon request from KTPA, Physician shall execute all Third Party Payor documents as "provider" if deemed necessary or advisable by KTPA. Physician shall not contract with any Third Party Payors without KTPA's prior written consent in each instance.

          (j)     Miscellaneous.

               (i) The Physician further agrees and acknowledges that he or she shall comply with and follow all reasonable written policies, standards, rules and regulations established by KTPA from time to time in performing the Physician Duties under this Agreement which are provided to the Physician, and agrees to be bound by and comply with the terms and conditions of other agreements to which KTPA is a party to, or to which it may become a party to, with hospitals, ambulatory surgical centers, insurance companies, third party payors and other providers of medical services in connection with the provision of medical services.

               (ii) Except as provided in Schedule 4(j)(ii), the Physician shall not, during his or her employment under this Agreement, render medical services (except for non-compensated good samaritan emergencies), or expert witness testimony or legal medical consulting services or any other related services, for any other person or entity as an employee, agent, independent contractor or otherwise .

               (iii) Without KTPA's prior written consent exercisable in its reasonable discretion, the Physician shall not, during his or her employment under this Agreement, devote any time to or engage in any self-employment or employment activities . Notwithstanding the preceding sentence, as long as the foregoing does not interfere with Physician's provision of services under this Agreement, Physician may lecture, teach and publish without obtaining KTPA's consent, which shall not be unreasonably withheld.

               (iv) The Physician shall immediately notify KTPA of any and all incidents, unfavorable occurrences, notices or claims made arising out of his or her services under this Agreement as soon as he or she becomes aware of this information and shall cooperate in any investigation and in the defense of any incidents, unfavorable occurrences, notices and claims.

               (v) The Physician agrees to be bound by and comply with the terms and conditions of the MSA, applicable to Physician.

     5.     Duty to Account.

          (a) Except as otherwise permitted by the terms of this Agreement, Physician shall assign, account, and pay to KTPA all accounts receivable, compensation and any other form of remuneration due from or paid by any source other than KTPA attributable to (i) services he or she has rendered on behalf of KTPA under this Agreement; (ii) services he or she has rendered during the Term in violation of the terms of this Agreement including without limitation, a violation of Sections 4 and 8; or (iii) sums which come into his or her possession which are attributable to the services of other employees of KTPA, including, but not limited to, fees for medical services, teaching, lecturing, consulting, research, court testimony and publication of articles of a professional nature (the accounts receivable, compensation and other remuneration attributable to services described in (i), (ii) and (iii) are collectively the "KTPA Receivables"). Physician appoints KTPA as his or her attorney in fact to execute, deliver and/or endorse checks, applications for payments, insurance claim forms or other instruments or documents, convenient or required in the exclusive discretion of KTPA to fully collect, secure and realize all KTPA Receivables and other sums due with respect to services provided under this Agreement. This power of attorney is coupled with an interest, is irrevocable and shall survive the expiration or termination of this Agreement for a time period without limitation for all services rendered during the Term. Disability insurance benefits and medical expense reimbursements received by Physician pursuant to any formal plan of KTPA shall not be considered a KTPA Receivable for purposes of this Section.

          (b) All KTPA Receivables shall be the sole property of KTPA. In no event shall Physician be entitled to any portion of KTPA Receivables, or the proceeds from KTPA Receivables, during the Term or after the termination of this Agreement, whether or not KTPA Receivables may have been derived in any way from the performance of Physician pursuant to the terms of this Agreement.

     6. Representations and Warranties of Physician. The Physician represents and warrants to KTPA as follows:

          (a) Physician is a physician duly licensed to practice medicine under the laws of the State of Texas;

          (b) Physician has to the best of his knowledge complied with all laws, rules and regulations relating to the practice of medicine and is able to enter into and perform all duties under this Agreement;

          (c) except for the Related Documents, Physician is not a party to or bound by any other agreement or commitment, or subject to any restriction or agreement related to previous employment or consultation containing confidentiality or non-compete covenants or other relevant restrictions which may have a possible present or future adverse affect on KTPA or the Physician in the performance of his or her duties under this Agreement;

          (d) except as disclosed on Schedule 6(d), Physician has never: (i) had his or her professional license, Drug Enforcement Agency number, Medicare or Medicaid provider status or staff privileges at any hospital or medical facility suspended, relinquished, terminated or revoked; (ii) been reprimanded, sanctioned or disciplined by any licensing board or any federal, state or local society or agency, governmental body, hospital, third party payor or specialty board; or, (iii) had a final judgment or settlement without judgment entered against him or her in connection with a malpractice or similar action;

          (e) to the best of his or her knowledge, Physician is in good physical and mental health and does not suffer from any illness or disability which could prevent him or her from fulfilling his or her responsibilities under this Agreement; and

          (f) none of the representations or warranties made by Physician in this Agreement or in any resumes or curricula vitae submitted to KTPA or any Affiliate of KTPA, or in any insurance applications or any staff membership applications submitted to any third party in connection with this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements or provisions in this Agreement not misleading or incomplete.

          During the Term, the Physician agrees to immediately notify KTPA of any fact or circumstance which occurs or is discovered during the Term, which in itself or with the passage of time and/or the combination with other reasonably anticipated factors does render or will render any of these representations and warranties to be untrue.

     7.     Confidentiality.
          (a) Confidential  Information.  The Physician  acknowledges  that as a result of the Physician's employment with KTPA, the Physician has and will necessarily become informed of, and have access to, certain valuable and confidential information of KTPA, including, without limitation, trade secrets, technical information, plans, lists of patients, data, records, fee schedules, computer programs, manuals, processes, methods, scheduling, financial data, file schedules, intangible rights, contracts, agreements, licenses, personnel information and the identity of health care providers (collectively, the "Confidential Information"), and that the Confidential Information, even though it may be contributed, developed or acquired in whole or in part by the Physician, is KTPA's exclusive property to be held by the Physician in trust and solely for KTPA's benefit. Accordingly, except as required by law or for the performance of Physician's duties under this Agreement, the Physician shall not, at any time, either during or subsequent to the Term, use, reveal, report, publish, copy, transcribe, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of KTPA exercisable in its sole and absolute discretion, except to officers and employees of KTPA and except for information which legally and legitimately is or becomes of general public knowledge from authorized sources other than the Physician.

          (b) Return of Confidential Information. Upon the termination of Physician's employment under this Agreement, the Physician shall promptly deliver to KTPA all KTPA property and possessions including, without limitation, all drawings, manuals, letters, notes, notebooks, reports, copies, deliverable Confidential Information and all other materials relating to KTPA's business which are in the Physician's possession or control.

     8. Non-Competition and Nonsolicitation. Physician acknowledges that as a result of Physician's employment with KTPA, Physician will become informed of and have access to the Confidential Information, the unauthorized use or disclosure of which would cause irreparable injury to KTPA. In consideration for access to the Confidential Information, the substantial compensation paid to Physician by KTPA, and the other benefits received by Physician hereunder, Physician agrees with KTPA as follows:

          (a) Definitions. As used in this Section 8, the following terms have the specified meanings:

               (i)  "Competing   Business"  means  any  business  that  provides
management services that are the same as or similar to those provided by the Management Company during the Initial Term and any Renewal Term.

               (ii) "Contracting Parties" means any and all facilities, including but not limited to hospitals, clinics, PHOs, PPOs, HMOs, integrated delivery systems, ambulatory centers, third party payors, managed care companies, and other parties or facilities that have contracted with or are serviced by KTPA or any of its Affiliates.

               (iii) "Management Company" means Sheridan Healthcorp, Inc., Sheridan Healthcare, Inc., and their respective Affiliates.

               (iv) "Restricted Area" means the area within twenty-five (25) miles of any location where Physician provided medical services during the twenty four (24) months immediately prior to the date of termination of Physician's employment with KTPA.

          (b) Noncompetition During Employment. Physician agrees that during Physician's employment with KTPA or any of its Affiliates, Physician shall not, either directly or indirectly, on Physician's own behalf or as an employee, employer, consultant, contractor, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, (i) provide medical services to or for any person or entity except in Physician's capacity as an employee of KTPA or an Affiliate of KTPA, or (ii) engage in a Competing Business.

          (c) Noncompetition After Employment. Physician agrees that for a period of two (2) years commencing on the date of the termination of Physician's employment with KTPA (whether by resignation, discharge, or otherwise), Physician shall not, either directly or indirectly, on Physician's own behalf or as an employee, employer, consultant, contractor, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, (i) provide medical services within the Restricted Area, or (ii) engage in a Competing Business within the State of Texas.

          (d) Termination of Medical Staff Privileges. Physician acknowledges that Privileges at the hospital or any other health care facilities to which he or she is assigned are predicated and contingent upon Physician's contractual relationship with the KTPA. If Physician's employment relationship with the KTPA is terminated for any reason whatsoever, the Privileges of Physician at the hospital or any other health care facilities to which he or she is assigned will terminate automatically and Physician shall immediately resign from, and surrender, all Privileges at the hospital or any other health care facilities to which he or she is assigned and Physician expressly waives any right to any challenge or review (under any fair hearing plan or otherwise) of the termination of his or her Privileges at the hospital or at those health care facilities and all claims of any kind whatsoever, including due process claims, he or she or his or her estate may have against the KTPA or any of its Affiliates and all other parties with respect to the termination of his or her Privileges; provided, however, that if concurrent with the termination of such membership or privileges under this Section, a hospital or medical staff takes action that is based on the quality of services rendered by Physician or that is reportable to the Texas State Board of Medical Examiners or the National Practitioner Data Bank, then nothing in this Section shall affect or limit any applicable hearing rights Physician may have regarding such action by the hospital or medical staff under the then current medical staff bylaws at the hospital or health care facility. The terms of this Agreement will take precedence over any inconsistent terms which may be found in the bylaws of the medical staff or of the hospital or any other health care facilities to which Physician is assigned, or in the KTPA's contract with any employees. Termination or resignation by Physician shall not, in and of itself, constitute a negative action reportable as staff membership revocation in future applications by Physician. Physician agrees that for a period of two (2) years commencing on the date of termination of Physician's employment with the KTPA, Physician shall not apply for or obtain Privileges at the hospital or any other health care facility to which he or she was assigned during the twenty four (24) months immediately prior to the date of termination of Physician's employment with the KTPA.

          (e) Nonsolicitation and Related Activities. Physician agrees that during Physician's employment with KTPA and for a period of two (2) years commencing on the date of the termination of Physician's employment with KTPA (whether by resignation, discharge, or otherwise), Physician shall not, either directly or indirectly:

               (i) induce or solicit, or attempt to induce or solicit, any of KTPA's patients to terminate, curtail or restrict their relationship with KTPA or any of its Affiliates;

               (ii) induce or solicit, or attempt to induce or solicit, any of KTPA's Contracting Parties to terminate, curtail or restrict their relationship with KTPA or any of its Affiliates;

               (iii) induce or solicit, or attempt to induce or solicit, any person employed or contracted by KTPA or any of its Affiliates to leave Physician's employment or not fulfill Physician's contractual responsibility, whether or not the employment or contracting is full-time or temporary, pursuant to a written or oral agreement, or for a determined period of time or at will; or

               (iv) assist others in taking any action described in clauses (i) through (iii) above.

          (f) Reasonableness of Restrictions. Physician acknowledges that the time, geographical scope, and scope of activity restrictions set forth in this Agreement are reasonable in scope and are necessary for the protection of the business and goodwill of KTPA. Physician expressly acknowledges and agrees that Physician's experience and abilities are such that Physician's compliance with the covenants and restrictive covenants contained herein will not cause Physician any undue hardship or unreasonably interfere with Physician's ability to earn a livelihood. Physician agrees that should any portion of the covenants in this Section 8 be unenforceable because of the scope thereof or the period covered thereby or otherwise, the covenants shall be deemed to be reduced and limited to enable them to be enforced to the extent permissible under the laws and public policies applied in the jurisdiction in which enforcement is sought.

          (g) Independent Agreement. All of the covenants and provisions of this
Section 8 on the part of the Physician shall be construed as an agreement independent of any other agreement between KTPA and the Physician, and the existence of any claim or cause of action of the Physician against KTPA, whether predicated on any such other agreement or otherwise, shall not constitute a defense to the enforcement by KTPA of the covenants and provisions of this
Section 8; provided that notwithstanding anything contained in this Agreement, in the event that this Agreement is properly terminated for cause by the Physician pursuant to Section 10(c), then Sections 8(c) and (d) shall not apply and clause (iii) of Section 8(e) shall not apply except to the extent it applies to clauses (i), (ii) and (iv) of Section 8(e).

          Notwithstanding anything contained in this Agreement, in the event that KTPA materially breaches or materially fails to meet any material obligation under this Agreement (after KTPA has received at least thirty (30) days written notice of that material breach pursuant to Section 11(f) of this Agreement and KTPA has failed to remedy that breach within the thirty (30) day period), then Sections 8(b), (c) and (d) (except to the extent it applies to Sections 8(a), (e), (f) and (g)) shall not apply.

     9. Remedies. The Physician and KTPA each acknowledge that: (i) the services Physician will render under this Agreement are special and unique and cannot be replaced by KTPA; (ii) the event of a breach by the Physician of the provisions of Sections 4(c), 5, 7, 8, 10(d) or 11(a) will cause KTPA irreparable harm; and,
(iii) monetary damages in an action at law would not provide an adequate remedy in the event of a breach. Accordingly, the Physician agrees that, in addition to any other remedies (legal, equitable or otherwise) available to KTPA, KTPA may seek and obtain injunctive relief against the breach or threatened breach of the provisions of Sections 4(c), 5, 7, 8, 10(d) or 11(a) as well as all other rights and remedies available at law and equity. The existence of any claim or cause of action of Physician against KTPA or any of its Affiliates, whether arising out of this Agreement or otherwise, shall not constitute a defense to the enforcement by KTPA or any of its Affiliates of the provisions of these Sections. Nothing contained in this Section 9 shall be construed as prohibiting KTPA and all other injured parties from pursuing all other remedies available (if available) to them for a breach or threatened breach of the provisions of Sections 4(c), 5, 7, 8, 10(d) or 11(a), including the recovery of compensatory and punitive damages from Physician. Physician further acknowledges and agrees that the covenants contained in Sections 4(c), 5, 7, 8, 10(d) or 11(a) are necessary for the protection of KTPA's legitimate business and professional duties, ethical obligations and interests, and are reasonable in scope and content. These legitimate business interests include, without limitation, trade secrets (as defined under applicable Texas law); other valuable confidential business information that may not qualify as trade secrets, but as to which KTPA or any of its Affiliates has expended time and money in developing and as to which any of them holds confidential and proprietary, substantial business relationships with existing and prospective customers, clients and patients; customer, client and patient goodwill associated with its ongoing business and evidenced by the various trademarks, trade names, service marks and trade dress used by KTPA or any of its Affiliates in connection with its business, and an expectation of continuing patronage from its existing customers, clients and patients; and the extraordinary and specialized training in managed care medicine which will be provided by KTPA to Physician during the Term. In the event of any breach or violation by Physician of any of the provisions of
Section 8, the running of the two-year period (but not KTPA's and any of the Physician's obligations thereunder) shall be tolled during the continuation of any breach or violation.

     10. Termination. Physician's employment under this Agreement may be terminated prior to the expiration of the Term described in Section 2, upon the occurrence of any of the following events:

          (a) Death. This Agreement will automatically terminate upon the death of the Physician. KTPA shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician's beneficiary or beneficiaries from and after the date of the Physician's death, other than as provided in Section 10(d).

          (b) Disability. To the extent permitted by law, this Agreement may be terminated at KTPA's option, exercisable in its absolute sole discretion, if the Physician shall suffer a permanent disability. For the purposes of this Agreement, the term "permanent disability" means the Physician's inability to perform his or her material duties under this Agreement, with or without a reasonable accommodation, for a period of any three (3) consecutive months due to illness, accident or any other physical or mental incapacity. Physician shall not be entitled to receive any compensation during any periods of absence caused by a permanent or temporary disability. KTPA shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination under this provision, other than as provided in Section 10(d).

          (c) Cause. This Agreement may be terminated for cause at KTPA's option, at any time upon delivery of written notice to the Physician. Cause shall mean, for purposes of this Agreement, the Physician's: (i) material breach of any material provision of this Agreement; (ii) willful refusal to perform an ethical (as defined by the AMA Code of Conduct) duty directed by KTPA's Board of Directors or a supervising officer, an executive of KTPA or any authorized delegatee, which is reasonably within the scope of the Physician's duties; (iii) misappropriation of assets or business opportunities of KTPA or any of its Affiliates for personal or non-KTPA use; (iv) commission of any misdemeanor involving moral turpitude and any felony; (v) commission of fraud, embezzlement, or breach of trust; (vi) revocation or suspension of Physician's license to practice medicine under the laws of the State of Texas for a time period greater than thirty days; (vii) failure or inability to competently and adequately perform his or her duties under this Agreement, as determined by KTPA's Board of Directors, exercisable in its sole discretion; (viii) breach of his or her obligations contained in Section 11(a) of this Agreement; (ix) loss, suspension, revocation or substantial curtailment of Physician's appointment to and/or privileges on the medical staff at any health care facility where Physician provides services under this Agreement (a "Health Care Facility"); (x) commission of a material act of professional misconduct; (xi) commission of acts that in any way materially jeopardize or damage the professional integrity, reputation or relationships of KTPA or any of its Affiliates; (xii) this section not used; (xiii) negligence, misfeasance or malfeasance in connection with performing or discharging Physician's obligations under this Agreement; or (xiv) being a primary basis for KTPA's or an Affiliate's inability to obtain adequate professional liability coverage in accordance with Section 3(e) of this Agreement. Prior to KTPA's termination of this Agreement for cause under Sections 10(c)(i) (except as provided below), 10(c)(vi) or 10(c)(vii), KTPA shall first have provided Physician with at least thirty (30) days prior written notice and Physician shall have not, within that thirty (30) days, remedied the basis of that termination to KTPA's reasonable satisfaction. No right of cure shall exist for KTPA's termination of this Agreement for cause under Sections 10(c)(ii), (iii), (iv), (v), (viii), (ix), (x), (xi), or (xiii).

               This Agreement may be terminated for cause at the Physician's option, for KTPA's failure to substantially perform its obligations to the Physician under this Agreement after KTPA has received at least thirty (30) days prior written notice of that substantial failure and KTPA has failed within that thirty (30) day period to remedy the substantial failure to the Physician's reasonable satisfaction.

               Neither KTPA nor its Affiliates shall have any further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination of the Agreement under this provision, other than as provided in Section 10(d).

          (d) Obligations.  In the event of a termination  under Sections 10(a),
(b) or (c), KTPA shall have no further obligation under this Agreement to make any payments to, or bestow any benefits on, the Physician from and after the date of termination, other than payments or benefits accrued and due and payable to Physician prior to the date of the termination. Physician shall, upon KTPA's request and promptly upon notice, vacate all premises, including all facilities serviced by KTPA. Physician shall return all of the property of KTPA and its Affiliates that is in his or her possession or control.

          (e) Medical Staff Privileges. Physician acknowledges and agrees that Physician's employment is expressly contingent upon Physician being granted appropriate continuous clinical privileges to provide services at the hospital or any other health care facilities to which he or she is assigned. If Physician is unable to receive or maintain those clinical privileges necessary to perform all material services of Physician under this Agreement at the hospital or other health care facilities for any reason whatsoever, whether or not those privileges are granted to other employees or contractors of the KTPA, Physician's employment under this Agreement shall be terminated.

     11.     Miscellaneous.

          (a) Substance Abuse Policy. It is KTPA's policy (the "Policy") that none of its employees shall use or abuse any controlled substances at any time or be under the influence of alcohol or be affected by the use of alcohol during the time period required to perform their duties and obligations under any employment agreements. Physician agrees to abide by the Policy described in Schedule A to this Agreement.

          (b) Survival. The provisions of Sections 4(c), 6, 7, 8, 9, 10(d) and 11 shall survive the expiration or termination of this Agreement for a time period without limitation.

          (c) Entire Agreement; Waiver. This Agreement contains the entire understanding of the parties and merges and supersedes any prior or contemporaneous agreements between the parties relating to this Agreement's subject matter. This Agreement may not be modified or terminated orally, and no modification, termination or attempted waiver of any of the provisions shall be binding unless in writing and signed by the party against whom it is sought to be enforced; provided however, that Physician's compensation may be increased at any time by KTPA without in any way affecting any of the other terms and conditions of this Agreement, which in all other respects shall remain in full force and effect. Failure of a party to enforce one or more of the provisions of this Agreement or to require at any time performance of any of the obligations under this Agreement shall not be construed to be a waiver of any provisions by a party nor to in any way affect the validity of this Agreement or a party's right to enforce any provision of this Agreement, nor to preclude a party from taking any other action at any time which it would legally be entitled to take.

          (d) Mergers and Consolidation; Successors and Assigns. Physician shall not have the right to assign or delegate this personal service Agreement, or any of his or her rights or obligations under this Agreement, without KTPA's consent exercisable in its sole discretion. The preceding sentence shall not hinder the Physician's estate from being entitled to receive all accrued and unpaid compensation and benefits due to Physician at the time of his or her death. KTPA may freely assign and delegate all of its rights and duties under this Agreement. Additionally, the parties each agree that upon the sale of all or substantially all of the assets, business and goodwill of KTPA or all or substantially all of the stock of KTPA to another company or any other entity, or upon the merger or consolidation of KTPA with another company or any other entity, this Agreement shall inure to the benefit of, and be binding upon, both Physician and KTPA and any entity purchasing the assets, business, goodwill or stock, or surviving merger or consolidation.

          (e) Additional Acts. The Physician and KTPA each agrees to execute, acknowledge and deliver all further instruments, agreements or documents and do all further acts that are necessary or expedient to carry out this Agreement's intended purposes. Each party recognizes that time is of the essence with respect to each of their obligations in this Agreement. Each party agrees to act as soon as practicable in light of the particular circumstances and use their best efforts in as timely a fashion as possible to maximize the intended benefits of this Agreement.

          (f) Notices. Whenever any notice, demand or request is required or permitted under this Agreement, that notice, demand or request shall be either hand-delivered in person or sent by United States Mail, registered or certified, postage prepaid, or delivered via overnight courier to the addresses below or to any other address that either party may specify by notice to the other party. Neither party shall be obligated to send more than one notice to the other party and no notice of a change of address shall be effective until received by the other party. A notice shall be deemed received upon hand delivery, two business days after posting in United States Mail or one business day after dispatch by overnight courier.

          To KTPA:Kenneth J. Trimmer, M.D., P.A.
                              4651 Sheridan Street, Suite 400
                            Hollywood, Florida 33021
                                 (954) 987-5822
                              ATTN:  Jay A. Martus, Esq., General Counsel

          To the Physician:     Kenneth J. Trimmer, M.D.
                             6628 Castle Pines Drive
                               Plano, Texas 75093

          With a copy to:          Jenkens & Gilchrist, a Professional
Corporation
                          1445 Ross Avenue, Suite 3200
                               Dallas, Texas 75202
                           Attn: Kenneth Gordon, Esq.
                                 (214) 855-4500

          (g) Headings. The headings of the paragraphs of this Agreement have been inserted for convenience of reference only and shall in no way restrict or otherwise affect the construction of the terms or provisions of this Agreement. References in this Agreement to Sections are to the sections of this Agreement.

          (h) Construction. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted, including any presumption of superior knowledge or responsibility based upon a party's business or profession or any professional training, experience, education or degrees of any member, agent, officer or employee of any party. If any words in this Agreement have been stricken out or otherwise eliminated (whether or not any other words or phrases have been added) and the stricken words initialed by the party against whom the words are construed, this Agreement shall be construed as if the words so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that those words were stricken out or otherwise eliminated.

          (i)   Counterparts.   This  Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

          (j) Severability. The invalidity or unenforceability of any one or more of the words, phrases, sentences, clauses, or sections contained in this Agreement shall not affect the validity or enforceability of the remaining provisions of this Agreement or any part of any provision, all of which are inserted conditionally on their being valid in law, and in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid or unenforceable, this Agreement shall be construed as if such invalid or unenforceable word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted or shall be enforced as nearly as possible according to their original terms and intent to eliminate any invalidity or unenforceability. If any invalidity or unenforceability is caused by the length of any period of time or the size of any area set forth in any part of this Agreement, the period of time or area, or both, shall be considered to be reduced to a period or area which would cure the invalidity or unenforceability.

          (k) Governing Law. This Agreement is made and executed and shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts wholly negotiated, executed and performable in that state, without regard to its conflicts of laws principles.

          (l) No Third Party Beneficiaries. All obligations of KTPA under this Agreement are imposed solely and exclusively for the benefit of Physician, and no other person will have standing to enforce, be entitled to or be deemed to be the beneficiary of any of these obligations.

          (m) Litigation; Prevailing Party. In the event of any arbitration or litigation, including appeals, with regard to this Agreement, the prevailing party, as defined by the trier of fact, shall be entitled to recover from the non-prevailing party all reasonable fees, costs, and expenses of counsel (at pre-trial, trial and appellate levels).

          (n) Definition of Affiliates. The term "Affiliates" for purposes of this Agreement means an individual or entity (whether now existing or hereafter created) that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, another person or entity, and includes: (1) a spouse, parent, brother, sister, child, aunt, uncle, grandparent, niece, nephew, first cousin of an individual or an individual's spouse (a "Relative"); (2) an officer, director, trustee, employee, shareholder or partner of a person which is not a Relative of any such person; (3) a spouse of any Relative; and (4) any individual or entity controlled by, controlling or under common control with any individual or entity designated above. For purposes of the foregoing, "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity or individual, whether through the ownership of voting securities, by contract, or otherwise.

          (o) Arbitration; Jury Trial. THE PARTIES SHALL USE GOOD FAITH NEGOTIATION TO RESOLVE ANY CONTROVERSY, DISPUTE OR DISAGREEMENT ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT OR THE BREACH OF THIS
AGREEMENT. IN THE EVENT THE PARTIES ARE UNABLE TO RESOLVE ANY DISPUTE OR CONTROVERSY BY NEGOTIATION, EITHER PARTY MAY SUBMIT SUCH DISPUTE TO BINDING ARBITRATION WHICH SHALL BE CONDUCTED IN DALLAS, TEXAS. THE BINDING ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF PROCEDURE FOR ARBITRATION OF THE NATIONAL HEALTH LAWYERS ASSOCIATION ALTERNATIVE DISPUTE RESOLUTION SERVICE. JUDGMENT ON THE AWARD OR DECISION RENDERED BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. NOTWITHSTANDING THE TERMS OF THIS SECTION, IN THE EVENT OF ANY BREACH OR DISPUTE OF THIS AGREEMENT OR ANY OF THE RELATED AGREEMENTS FOR WHICH AN EQUITABLE REMEDY IS APPROPRIATE THE AGGRIEVED PARTY MAY SEEK AND OBTAIN RELIEF IN A COURT OF COMPETENT JURISDICTION TO AVAIL ITSELF OF THE EQUITABLE REMEDIES. IN THAT CASE SHOULD ANY PENDENT LEGAL CLAIMS ARISE, THOSE CLAIMS SHALL BE SUBMITTED TO BINDING ARBITRATION, HOWEVER IF THE COURT FAILS TO REMAND THOSE LEGAL CLAIMS TO ARBITRATION, THEN FOR THOSE LEGAL CLAIMS, THE PARTIES WAIVE ALL RIGHTS TO ANY TRIAL BY JURY IN ALL LITIGATION RELATING TO OR ARISING OUT OF THIS AGREEMENT.

 Each of the parties have duly executed this Agreement as of the Execution Date.

                         KTPA:

KENNETH TRIMMER, M.D., P.A.,
                        a Texas professional association



Date:
By:
                                  Kenneth J. Trimmer, M.D.
                                  President


                         PHYSICIAN:

                         KENNETH J. TRIMMER, M.D.



Date:

Kenneth J. Trimmer, M.D.

                     Exhibit C to Purchase Option Agreement

             Allocation of Option Consideration Among Shareholders




     Name of Shareholder                          Option Consideration

     Kenneth J. Trimmer, M.D.                    446,040 shares of
                                                 SHCR Common Stock

                                                 $2,003,345.00 aggregate cash
                                                 consideration

                   Schedule 1.1 to Purchase Option Agreement

                                 Consideration

     The aggregate option consideration (the "Option Consideration") payable to the Shareholders for their grant of the Option is as follows:

1. Common Stock. Within fifteen days of the Execution Date, SHCR shall deliver to each Shareholder, that number of shares (the "SHCR Shares") of the common stock of SHCR, par value $.01 per share (the "Common Stock") specified next to each Shareholder's name in Exhibit C. Stock being rendered pursuant to this provision is subject to the terms and conditions of an Investment and Shareholders' Agreement dated as of March 4, 1998 by and between SHCR and each of the Shareholders of the Company (the "ISA"). The aggregate number of shares of Common Stock to be issued to all Shareholders as Option Consideration shall be equal to Four Hundred Forty Six Thousand Forty Shares (446,040) shares of Common Stock for Dr. Trimmer.

2 Cash Consideration. Upon the execution and delivery of this Agreement, SHCR shall deliver cashier's checks to the Shareholders in the amounts specified next to each Shareholder's name in Exhibit C. The aggregate cash consideration portion of the Option Consideration shall be equal to Two Million Three Thousand Three Hundred Forty Five Dollars ($2,003,345.00) for
Dr. Trimmer.

3. Guarantee. Except as provided below, SHCR guarantees the Shareholders that on or before the first anniversary (the "First Anniversary") of the Execution Date, the Shareholders shall have received an amount of cash in at least the minimum aggregate amount of Five Million One Hundred Twenty Two Thousand Eight Hundred Fifty Dollars ($5,122,850.00) from the proceeds of the sale of their SHCR Shares. SHCR may issue more shares (the "Other Shares") of Common Stock to the Shareholders at any time during the first year prior to the First Anniversary and SHCR may require the Shareholders to sell the Other Shares during that year. The proceeds of the sale of the Other Shares shall be accounted in calculating the existence of a Deficit (as hereinafter defined). If the total amount of cash received by the Shareholders pursuant to the two preceding sentences is less than Five Million One Hundred Twenty Two Thousand Eight Hundred Fifty Dollars ($5,122,850.00)(the "Deficit"), SHCR shall pay to the Shareholders by the First Anniversary the amount of the Deficit in immediately available funds in Dallas, Texas. SHCR further guarantees that the sum of the amount of such cash received by the Shareholders pursuant to the preceding sentences plus the fair market value of the SHCR Shares (the "Retained Shares") (the sum of which is the "Anniversary Value") retained by the Shareholders as of the First Anniversary shall equal or exceed Ten Million One Hundred Eighty One Thousand Seven Hundred Forty Five Dollars ($10,181,745.00), and if such sum is less than amount, SHCR shall issue within fifteen days following the First Anniversary such number of additional shares (the "Additional Shares") of Common Stock such that the Anniversary Value and the fair market value of the Additional Shares shall equal or exceed Ten Million One Hundred Eighty One Thousand Seven Hundred Forty Five Dollars ($10,181,745.00). The Shareholder shall have the registration rights with respect to the Additional Shares as set forth in the Investment and Shareholder Agreement.

In connection with these provisions, Shareholders agree to promptly sell the SHCR Shares pursuant to the written directions of SHCR, provided such directions are in accordance with applicable laws. Notwithstanding the foregoing, the Shareholders may refuse to sell any of their SHCR Shares under this provision on the terms directed by SHCR; however, the proceeds that would have been realized from any refused sales shall be deemed as cash received for purposes of calculating the Deficit and the value of the SHCR Shares not sold shall be the refused proceeds.

The Shareholders agree not to sell any of their shares of SHCR shares during the first year after the Execution Date except as permitted in the Investment and Stockholders Agreement..

For this purpose, the proceeds of the sale of SHCR Shares shall mean the proceeds of such sales net of all expenses, including underwriter fees and discounts and broker's commissions.

Fair market value of the Retained Shares and the Additional Shares for this purpose shall mean the average of the last sale price per share of Common Stock on NASDAQ National Market for the last fifteen (15) trading days immediately prior to the Anniversary Date.

DISCLOSURE SCHEDULE TO PURCHASE OPTION AGREEMENT


Schedule 8.2(a)
 and 8.2(b)Materials and Financial Statements and Projections Schedule 8.3 Organization, Existence and Authority; Corporate Records Schedule
8.4Capitalization Schedule 8.5 Subsidiaries; Investments Schedule 8.6 Prior Transactions Schedule 8.7 Financial Statements Schedule 8.7(b) Projections
Schedule 8.8 Absence of Undisclosed Liabilities Schedule 8.9 Absence of Certain Developments for Company Schedule 8.10(a)Exceptions to Accounts Receivable
Schedule 8.10(b)Accounts Receivable Schedule 8.10(c)Affiliated Accounts Receivables Schedule 8.11 Transactions with Affiliates Schedule 8.12 Title to Properties Schedule 8.13 Tax Matters Schedule 8.14 Contracts and Commitments
Schedule 8.15 Intellectual Property Rights; Employee Restrictions Schedule 8.16 Actions, Suits, Claims, Proceedings, Arbitrations or Investigations Schedule
8.18 Licenses of Shareholders and Health Care Providers Schedule 8.18(a)Exceptions to Licensing and Credential Information of Shareholders or Health Care Provider Schedule 8.22Employee Benefit Programs Schedule 8.23 Environmental Matters Schedule 8.24 Insurance Schedule 8.27 Health Care Facilities Schedule 9.5Litigation Schedule 9.8Material Liabilities Schedule 9.9Absence of Certain Developments for SHCR